UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 23, 1998
                                                ----------------------------
                        Dakota Growers Pasta Company
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            (Exact name of registrant as specified in its charter)



   North Dakota                       33-99834                 45-0423511
----------------------------        ------------            ----------------
(State or other jurisdiction        (Commission               IRS Employer
     of incorporation)        File Number)           Identification No.)


One Pasta Avenue,   P.O. Box 21, Carrington, North Dakota            58421
-------------------------------------------------------------      ---------
            (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code      (701) 652-2855
                                                      ------------------


                                Not Applicable
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      (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

      On February 23, 1998, Dakota Growers Pasta Company (the "Company") acquired all of the issued and outstanding shares of common stock of Primo Piatto, Inc. ("Primo"). Primo was a closely-held Minnesota corporation owned by a total of seventeen shareholders. The shares of Primo were acquired for an aggregate consideration consisting of (i) a cash payment of $11,000,000 and
(ii) the issuance of a total of 30,000 shares of the Company's convertible preferred stock. (Each such share is convertible into ten (10) shares of the Company's common stock.) In the event that Primo's "Net Debt" (defined as the amount by which Primo's Long-term Debt exceeds its Net Working Capital as of February 23, 1998) is determined to have been less than $8,000,000, the cash portion of the purchase price shall be increased by such difference; in the event that the "Net Debt" is determined to be greater than $8,000,000, the total number of shares of convertible preferred stock issued by the Company will be reduced by one share for each $160.00 of Net Debt in excess of $8,000,000.

      Primo's physical assets consist of two pasta production facilities and a distribution center located in the Minneapolis, Minnesota metropolitan area. At those facilities, Primo produces a range of pasta products for distribution under a variety of retail private labels. Primo does not distribute any products under brands of its own. The larger of the two production facilities, located in New Hope, Minnesota, contains 6 production lines, capable of producing approximately 170,000 of pasta per year. The smaller production facility, located in Minneapolis, Minnesota, contains 4 production lines and is capable of producing approximately 30,000 of pasta per year. The distribution center is also located in New Hope Minnesota and is a 100,000
square foot facility.   The Company intends to operate the newly acquired
facilities as part of its own business of producing pasta for private label distribution.

      Prior to the completion of the Company's purchase of the stock of Primo, the Company and Primo had participated in a "co-packing" arrangement, resulting from arms'-length negotiations, under which Primo produced modest quantities of pasta for distribution by the Company.

      The acquisition was funded by a loan from the St. Paul Bank for Cooperatives, in a total amount of approximately $29,000,000. In addition to use of the proceeds of that loan to pay the cash consideration described above, the Company used approximately $14,000,000 to refinance certain debt arrangements to which Primo was a party. The remaining portion of the loan proceeds was used for other Company purposes, including capital expenditures at the Company's original pasta production plant in Carrington, North Dakota. The loan arrangement carries quarterly debt payments and a seven (7) year repayment term. The interest rate on the loan is variable but may be fixed by the Company in its discretion; the interest rate is currently 8.14% per annum.

Item 7.  Financial Statements and Exhibits.

      (a)   FINANCIAL STATEMENTS OF ACQUIRED BUSINESS.   Financial statements
for Primo Piatto are not included with this filing on Form 8-K. Pursuant to the requirements of this item, such financial statements will be filed by amendment no later than May 8, 1998.

      (b) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information reflecting the acquisition of Primo Piatto is not included with this filing on Form 8-K. Pursuant to the requirements of this item, such pro forma financial information will be filed by amendment no later than May 8, 1998.

      (c)   EXHIBITS

      Exhibit 2    Stock Purchase Agreement, dated February 20, 1998, to be


                                    2
                   effective February 23, 1998, between and among the Company and the various shareholders of Primo Piatto, Inc. Pursuant to Item 601(b)(2), the Company hereby undertakes to furnish supplementally to the Commission a copy of any exhibits or schedules omitted from this filing.

      Exhibit 10.1 Loan Agreement in the aggregate amount of $29,000,000, dated February 13, 1998, between the Company and the St. Paul Bank for Cooperatives.


      Exhibit 10.2 Nonnegotiable Note of Dakota Growers Pasta Company in the
                   Principal amount of $29,000,000.00 dated February 13, 1998.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                          Dakota Growers Pasta Company

Date:  March 10, 1998                      /s/   Timothy J. Dodd
       ----------------                   ----------------------------------
                                          Timothy J. Dodd (President and
                                          General Manager, and Principal
                                          Executive Officer)

Date:  March 10, 1998                      /s/   Thomas P. Friezen
       ----------------                   ----------------------------------
                                          Thomas P. Friezen (Vice President,
                                          Finance and Principal Financial
                                          and Accounting Officer)
























                                    3
EXHIBIT 2


                           STOCK PURCHASE AGREEMENT

      This Agreement ("Agreement") is entered into this 20th day of February, 1998, by and among Dakota Growers Pasta Company, a North Dakota cooperative association ("Purchaser"), Primo Piatto, Inc., a Minnesota corporation ("Corporation") and all of the shareholders of Corporation, namely Peter Lytle and Vivian Lezcano Lytle, Patrick Lytle, John C. Lawrie, Stuart Lawrie, Christy Lawrie, Susan M. Clemens, Jim Cochran, Radwan Ibrahim, Marwa Ibrahim, Mona Ibrahim, Ola Ibrahim, Eldon Buschbom, Mike Cunningham, Levon Perkins, Damien L. Bass, Paul Easterday and Kenneth Zigrino (collectively referred to herein as "Sellers" or "Shareholders").

                                   RECITALS

      A. The Corporation presently has outstanding a single class of common stock ("Shares"), of which Four Million One Hundred Fifty Thousand (4,150,000) shares have been issued to the Shareholders as follows:

            1. That Shareholders Peter Lytle, Vivian Lezcano Lytle, and Patrick Lytle, whose mailing address is 2065 Webber Hills Road, Wayzata, Minnesota 55391, own in the aggregate Four Hundred Eighteen Thousand Seven Hundred Fifty (418,750) Shares;

            2. That Shareholders John C. Lawrie, Stuart Lawrie and Christy Lawrie, whose mailing address is 13960 90th Place North, Maple Grove, Minnesota 55369 own in the aggregate Six Hundred Seventy-Five Thousand One Hundred Forty-One (675,141) Shares;

            3. That Shareholder Susan M. Clemens, whose mailing address is 9400 Old Cedar Ave. South, Bloomington, MN 55425, owns Four Hundred Sixty-Six Thousand Nine Hundred Seventeen (466,917) Shares;

            4. That Shareholder Jim Cochran, whose mailing address is 1438 Pondview Circle, Lino Lakes, Minnesota 55038, owns Five Hundred Eighty Thousand Four Hundred Four (580,404) Shares;

            5. That Shareholders Radwan Ibrahim, Marwa Ibrahim, Mona Ibrahim and Ola Ibrahim, whose mailing address is 3715 Independence Avenue North, New Hope, Minnesota 55427, own in the aggregate Five Hundred Sixty Thousand One Hundred Three (560,103) Shares;

            6. That Shareholder Eldon Buschbom, whose mailing address is 16927 Stodola Road, Minnetonka, Minnesota 55345, owns Three Hundred Ninety Thousand Nine Hundred Thirty (390,930) Shares;

            7. That Shareholder Mike Cunningham, whose mailing address is 1328 Pondview Court, Shakopee, Minnesota 55379, owns Three Hundred Eighty-Four Thousand One Hundred Sixty-Four (384,164) Shares;

            8. That Shareholders Levon Perkins and Damien L. Bass, whose mailing address is 7124 Douglas Drive North, Brooklyn Park, Minnesota 55429, own in the aggregate Three Hundred Eighty-Four Thousand One Hundred Sixty-Four (384,164) Shares;

            9. That Shareholder Paul Easterday, whose mailing address is 1414 Sherman Lake Road, Lino Lakes, Minnesota 55038, owns One Hundred Eighty-Seven Thousand Nine Hundred Twenty-Three (187,923) Shares; and,

            10. That Shareholder Kenneth Zigrino, whose mailing address is 2360 Jordan Avenue, Minnetonka, Minnesota 55305, owns One Hundred One Thousand


                                    4
Five Hundred Four (101,504) Shares.

      B. Sellers desire to sell, and Purchaser desires to purchase, all of the outstanding Shares of the Corporation for the consideration and on the terms set forth in this Agreement.

      NOW THEREFORE, IT IS AGREED AS FOLLOWS:

                                  ARTICLE I.

                                  DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in this Agreement.

      1.1 "Agreement" shall mean this Stock Purchase Agreement among Sellers, Purchaser and Corporation.

      1.2 "Closing Documents" shall mean all of the documents to be executed and delivered at closing as set forth in Sections 8.3 and 9.6.

      1.3 "Contract" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      1.4 "Corporate Assets" shall collectively mean the following assets used in the Corporation's operations:

      (a) "Accounts Receivable" shall mean those accounts receivable shown on the financial records of Corporation as of the Time of Closing, with no further adjustment for bad debts.

      (b) "Equipment and Fixtures" shall mean the fixtures and equipment which are currently used in the operation of the Corporation and which are generally listed on Exhibit "D".

      (c) "General Intangibles" and "Intellectual Property" shall mean the trade name, "Primo Piatto", and the customer records, trade secrets and other intellectual property and proprietary information used in the operation of the Corporation, and which are listed on Exhibit "F".

      (d) "Inventory" shall mean the raw materials, work in progress, finished goods, packaging materials and other supplies considered to be inventory, as determined by a physical count and as shown on the financial records of the Corporation as of the Time of Closing.


      (e) "Real Estate" shall mean the Corporation's real estate described in Exhibit "C", together with all improvements, hereditaments and appurtenances.

      (f) "Spare Parts Inventory" shall mean the spare parts inventory owned by the Corporation which is generally listed on Exhibit "E".

      1.5 "Corporation" shall mean Primo Piatto, Inc., a corporation organized under the laws of the State of Minnesota, whose mailing address and street address is 7300 36th Avenue North, New Hope, Minnesota 55427.

      1.6 "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any


                                    5
other environmental medium or natural resource.

      1.7 "Environmental, Health, and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

      (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

      (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

      (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any governmental body or any other Person) and for any natural resource damages; or

      (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

            The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

      1.8 "Environmental Law" shall mean any Legal Requirement that requires or relates to:

      (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

      (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

      (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

      (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

      (e)   protecting resources, species, or ecological amenities;

      (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

      (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

      (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.
                                    6
      1.9 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      1.10 "Equity Stock" shall mean the equity stock of the Purchaser as described in its Articles of Association and owned by its member growers.

      1.11  "Financial Statements" shall have the meaning set forth in Section
3.6.

      1.12 "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Corporation's financial statements have been prepared by the Corporation's accounting firm.

      1.13 "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the facilities, or that may affect the value of the facilities of the Corporation.

      1.14 "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

      1.15 "HSBC" shall mean HSBC Business Loans, Inc., the primary lender to the Corporation, including without limitation the affiliates of HSBC, such as Marine Midland Bank and the Hong Kong Shanghai Bank.

      1.16 "HSBC Loan Documents" shall mean the Corporation's Loan Agreement and related loan documents dated on or about August 15, 1997, with HSBC, and any amendments thereto, the receipt of which is acknowledged by Purchaser.

      1.17 "Legal Requirement" shall mean any federal, state, local, administrative or foreign order, constitution, law, ordinance, principle of common law or regulation.

      1.18 "Long-Term Debt" shall mean all of the long term debt (and any current portion of such debt) of the Corporation as determined as of the Time of Closing in accordance with GAAP including but not limited to the debt owed to HSBC (the "HSBC Loan") and to Archer Daniels Midland Co. ("ADM")(the "ADM Loan").

      1.19 "Net Debt" shall mean the amount by which the Corporation's Long-Term Debt exceeds its Net Working Capital at the Time of Closing.

      1.20 "Net Working Capital" shall mean the difference between current assets and current liabilities (excluding the current position of Long-Term
Debt) as determined at the Time of Closing in accordance with GAAP; provided, that Inventory shall be valued at its net realizable value in accordance with GAAP for agricultural cooperatives.

      1.21 "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.



                                    7
      1.22 "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

      1.23 "Percentage Ownership" shall mean each Seller's percentage equity ownership in the Corporation as calculated by dividing such Seller's number of shares owned by all Shares outstanding as of the Time of Closing.

      1.24 "Preferred Stock" shall mean the Purchaser's series D non-voting convertible preferred stock, par value of $100.00 per share, each share of which shall contain and be subject to the following rights, preferences, terms and conditions:

      (a)   CONVERSION RIGHTS; DIVIDENDS; OTHER RIGHTS.     Each share of the
Preferred Stock shall be convertible into ten (10) shares of the Purchaser's Equity Stock. Said conversion ratio shall be proportionately adjusted in the event Purchaser shall at any time in the future increase or decrease the number of shares of its Equity Stock outstanding without the payment of consideration by or to Purchaser or Purchaser's members (e.g., by stock split, stock dividend, or other similar action or reverse stock split or other share combination). In addition, in the event Purchaser at any time in the future undergoes a capital reorganization or other similar event in which the Equity Stock is replaced by or converted into other securities or interests or in the event of a merger, consolidation, conversion to another legal entity, or other similar event in which other securities (either alone or together with other consideration) are received in exchange for the Equity Stock, then the Sellers shall receive the same consideration as other Equity Stockholders upon such event (as if the Preferred Stock were converted prior to such event), or the Preferred Stock shall be proportionately convertible into such other securities or interests. Purchaser shall provide to Sellers no less than thirty (30) days written notice of any such event. In addition, the Preferred Stock shall have the registration rights set forth on Schedule 2.

            Each share of the Preferred Stock shall receive payment of non-cumulative dividends at a rate of 6% per annum calculated on the par value of the Preferred Stock. Purchaser agrees that such dividends shall be declared and paid for each year prior to any patronage dividend or other dividends or distributions (other than redemption of unit retains) being paid to the members of Purchaser. Moreover, the dividends shall be paid prior to any dividends being paid on Series B of the Purchaser's preferred stock. Said dividends shall be payable annually to the extent Purchaser has sufficient earnings. Purchaser agrees that in the future it will not issue any securities (other than straight debt) that have preference on payment of dividends or liquidation rights over the Preferred Stock. If, as a result of limitations placed by law, Purchaser is unable to pay such dividends for a particular year, then each Seller shall at his or her sole discretion have such unpaid dividends credited toward any loan advanced by the Purchaser for the Seller's tax payments pursuant to Section 2.4. Each share of the Preferred Stock shall carry such other rights and preferences (including priority in liquidation) as may be established or provided by the Purchaser's Articles of Association, applicable law, this Agreement, and as set forth on Schedule 2 attached hereto and by this reference incorporated herein. There shall be no change to the terms, conditions, rights or preferences of the Preferred Stock of a Seller without the express written consent of that Seller. The certificates for the Preferred Stock shall be in the form attached hereto as Exhibit "A".

      (b) TRANSFER OF PREFERRED STOCK. The Preferred Stock may be transferred in resales or other transfers that (in the opinion of counsel for the transferring Seller) qualify for exemption from securities registration under state and federal law. Each transfer of Preferred Stock is subject to approval by the Purchaser's Board of Directors. The Seller shall provide written notice of the proposed transfer at least ten (10) days in advance of Purchaser's next regularly-scheduled board meeting. Purchaser shall act on the

                                    8
transfer request at such board meeting; provided, that in the event that the Board fails to act on such request at the board meeting, the request will be deemed approved. In advance of said board meeting, the Seller shall provide such details regarding the proposed transfer as may be reasonably requested by Purchaser so that it may evaluate whether the proposed transfer represents a bona fide transaction and whether there exists any legitimate business reason to deny such transfer. If the proposed sale is a bona fide transaction to a prospective purchaser with the financial ability to consummate the purchase and there is no legitimate business reason for denying approval of the transfer, then Purchaser shall approve of the transfer or immediately purchase the Preferred Stock from the transferring Seller on the same price and terms as the prospective purchaser. Notwithstanding the foregoing, the Purchaser agrees to approve of the following transfers of Preferred Stock: (i) by a Seller to another Seller, (ii) by a Seller to his spouse or children, or to a trust for the benefit of same, (iii) by the laws of descent or distribution, or (iv) by a Seller for the purpose of complying with Internal Revenue Code
Section 1045, so long as there does not exist a legitimate business reason for the denial of such a transfer.

      (c) CONVERSION. In all events, any issuance of Equity Stock by Purchaser upon conversion of the Preferred Stock shall be only to persons eligible for membership and approved by the Purchaser's Board of Directors, which approval shall not be unreasonably withheld. In the event that a person is eligible for membership and there does not exist a legitimate reason for denial of membership, and Purchaser nevertheless denies such person the right to convert the Preferred Stock purchased (or to be purchased) from Seller into Equity Stock, then Purchaser agrees to indemnify, defend and hold said Seller harmless from any loss, suit or liability therefor. The parties agree that as of the date hereof, none of the Sellers are eligible for membership in the Purchaser. Any conversion of the Preferred Stock into Equity Stock shall be upon written notice to Purchaser's Vice-President of Finance at least 45 days prior to the end of the then current trimester marketing period; the approved buyer of such Equity Stock shall then be entitled to participate as member growers in delivering durum in the following marketing period.

      (d) WAIVER OF PURCHASER'S RIGHT TO REDEEM PREFERRED STOCK. Purchaser hereby waives its right to redeem any part of the outstanding Preferred Stock of a Seller without the express written consent of that Seller.

      (e) NO LIMITS ON PURCHASER'S FUTURE ISSUANCE OF STOCK. There are no restrictions on Purchaser's ability to issue additional shares of Equity Stock or Preferred Stock in the future, and Sellers shall have no preemptive or other rights to maintain their proportional ownership interest in Purchaser in connection with any such issuance of stock by Purchaser.

      1.25 "Purchase Price" shall mean the consideration for the purchase of the Shares as set forth in Section 2.2.

      1.26 "Purchaser" shall mean Dakota Growers Pasta Company, a cooperative association organized under the laws of the State of North Dakota, whose mailing address and street address is One Pasta Avenue, P.O. Box 21, Carrington, ND 58421.

      1.27 "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

      1.28 "Sellers" or "Shareholders" shall mean the individuals described in Recital A hereto, who together constitute the sole shareholders of the Corporation.

      1.29 "Shares" shall mean all of the common stock in the Corporation as described in Recital A hereto, which common stock constitutes the only class of issued and authorized capital stock in the Corporation with the shares

                                    9
described in Recital A constituting all issued and outstanding shares of such class of common stock. Purchaser acknowledges that the Corporation is authorized to issue Three Million (3,000,000) shares of preferred stock, none of which is issued and outstanding.

      1.30 "Time of Closing" shall mean 7:00 o'clock a.m. on February 23, 1998 or such other date and time as may be agreed upon by the parties hereto.

      1.31 "Transaction" shall mean the sale of the Shares from Sellers to Purchaser and Purchaser's exercise of control over the Corporation as contemplated by this Agreement.

      1.32 "Options" shall mean the options to purchase the Corporation's common stock issued pursuant to the Primo Piatto, Inc. 1997 Employee Incentive Stock Option Plan and such other options specified on Schedule 1 hereto.

      1.33 "Appraisals" shall mean the three (3) market value appraisals of the Corporation's facilities dated July 11, 1997 and conducted by Shenehon Company, the receipt of which is acknowledged by Purchaser.

      1.34 "Asset Purchase Documents" shall mean the Asset Purchase Agreement and related documentation executed between Corporation and Borden Foods Corporation ("Borden") from approximately May 28, 1997 through August 18, 1997 pursuant to which the Corporation purchased from Borden all of the Corporate Assets as of August 18, 1997, the receipt of which is acknowledged by Purchaser.

      1.35 "Environmental Reports" shall mean the Phase I Environmental Site Assessment and Material Compliance Assessment, and Occupational Safety and Health Act Assessment prepared for Borden, Inc. by Dames & Moore dated June 11, 1997, for the Corporation's New Hope facility and Fourth Street, Minneapolis facility, the receipt of each of which is acknowledged by Purchaser.

      1.36 "Title Documents" shall mean the title commitments and Policy of Title Insurance for the Real Estate issued by Lawyer's Title Insurance Corporation, the receipt of which is acknowledged by Purchaser.

      1.37 "Due Diligence Documents" shall mean the documentation and descriptions submitted to Purchaser by Corporation in response to Purchaser's due diligence request dated December 31, 1997, the receipt of which is acknowledged by Purchaser.

      1.38 "Disclosure Documents" means the Asset Purchase Documents, HSBC Loan Documents, Appraisals, Environmental Reports, Title Documents and Due Diligence Documents.

                                  ARTICLE II.

                              PURCHASE OF SHARES

      2.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, the Sellers shall sell the Shares to the Purchaser and the Purchaser shall purchase the Shares from Sellers, said Shares constituting One Hundred percent (100%) of the issued and outstanding capital stock of the Corporation as of the Time of Closing.

      2.2 PURCHASE PRICE. The Purchase Price that Purchaser shall pay to Sellers for the Shares, subject to the adjustments as set forth in Sections
2.3 and 2.4, shall be paid at the Time of Closing as follows:

      (a) CASH. Purchaser shall pay to the Sellers cash in the sum of Eleven Million Dollars ($11,000,000.00). This payment shall be in the form of wire transfer payable to each of the Sellers in proportion to his or her

                                    10
Percentage Ownership.

      (b) PREFERRED STOCK. Purchaser shall issue to Sellers Thirty Thousand (30,000) shares of Preferred Stock. The number of shares of Preferred Stock issued to each Seller shall be in proportion to his or her Percentage Ownership.

      2.3   NET DEBT ADJUSTMENT TO PURCHASE PRICE.

      (a) ADJUSTMENT AMOUNT. The Purchase Price described in Section 2.2 is based on the Corporation's Net Debt being equal to $8.0 million determined as of the Time of Closing. Any positive or negative variance from $8.0 million of Net Debt as of the Time of Closing shall result in an adjustment to the Purchase Price as follows:

            (1) NET DEBT OF LESS THAN $8.0 MILLION. The cash payment portion of the Purchase Price shall be increased by the amount by which Net Debt is less than $8.0 million; or

            (2) NET DEBT OF MORE THAN $8.0 MILLION. The number of shares of Preferred Stock granted to the Sellers shall be reduced on the basis of one
(1) share of Preferred Stock for each One Hundred Sixty Dollars ($160.00) of such Net Debt in excess of $8.0 million.

            Any adjustments hereunder shall be applied to each of the Sellers based on his or her Percentage Ownership. However, any individual Seller may elect to receive a reduced cash payment, in lieu of having his or her shares of Preferred Stock reduced, equal to that Seller's share of the excess Net Debt.

      (b) DEPOSIT OF PREFERRED STOCK IN ESCROW PENDING FINAL DETERMINATION OF NET DEBT ADJUSTMENT AMOUNT.

            (1) DISAGREEMENTS OR UNCERTAINTIES TO ADJUSTMENT AMOUNT RESOLVABLE BY PASSAGE OF TIME. If either party disagrees on the calculation of the Net Debt adjustment amount at the Time of Closing, and the issue underlying the disagreement will be resolved through the occurrence of specified events expected to occur within a specified period of time (e.g., collectability of an account receivable, etc.), then the Purchaser shall place into escrow that number of shares of Preferred Stock as follows: one (1) share for each $160.00 of the amount in dispute or subject to uncertainty. Such Preferred Stock shall continue to be held in escrow until the issue has been resolved, or at a mutually agreeable date certain, at which time the shares will be either released to Sellers or returned to Purchaser. Prior to the Time of Closing, the parties shall appoint an escrow agent and execute an escrow agreement as appropriate under the circumstances.

            (2)   DISAGREEMENTS TO ADJUSTMENT AMOUNT NOT RESOLVABLE BY PASSAGE
OF TIME.   If either party disagrees on the calculation of the Net Debt adjustment amount at the Time of Closing, and such disagreement relates to matters that will not be resolved through the occurrence of specified events within a specified period of time, then the matter in dispute shall be presented to a neutral Certified Public Accounting firm for final and conclusive resolution. Sellers and Purchaser will each bear 50% of the fees of the accountants for such determination, provided such fees do not exceed $5,000.00; if such fees are greater than said amount, then Corporation will pay the Sellers' 50% and the Corporation's portion will increase Net Debt. Pending final determination of the matter in dispute, the Purchaser shall place into escrow that number of shares of Preferred Stock as follows: one (1) share for each $160.00 of the amount in dispute. At such time as the neutral accounting firm makes its final decision, the escrowed shares will be either delivered to Sellers or returned to Purchaser. Prior to the Time of Closing, the parties shall appoint an escrow agent and execute an escrow agreement as appropriate under the circumstances.

                                    11
            (3) RIGHTS ON ESCROWED PREFERRED STOCK. For the purpose of calculating any dividends to be paid on the Preferred Stock, and for the purpose of calculating any increase in the number of shares of Preferred Stock or increase in conversion ratio to which a Seller may be entitled to hereunder, the Sellers shall be deemed to own as of the Time of Closing the shares ultimately released to Sellers from escrow. Any dividends declared and paid on the shares of Preferred Stock held in escrow shall be deposited with the escrow agent and released to the Sellers (or returned to Purchaser) at the same time and consistent with the disposition of the underlying stock.

      2.4 LOAN TO SELLERS. Each Seller shall have the right to elect to receive a loan from Purchaser for the payment of taxes attributable to the Preferred Stock portion of the Purchase Price. Such election shall have been made by each Seller on or before March 31, 1998 (provided Purchaser timely provides all necessary information for such valuation), by written notice to Purchaser. (The Sellers electing such option are referred to hereafter as the "Electing Seller(s)"). The Electing Sellers shall be responsible for obtaining a valuation of their Preferred Stock for tax purposes no later than March 31, 1998 (provided Purchaser timely provides all necessary information for such valuation), and shall provide to Purchaser a written computation of each Electing Seller's projected tax liability arising from the Preferred Stock (the "Computed Tax Liability"). The Purchaser shall loan to such Electing Seller the lesser of (i) the Computed Tax Liability or (ii) an amount equal to the Seller's Percentage Ownership multiplied by $900,000.00. Advances on said loan shall be made to each Seller at such times and in such minimal amounts (respecting quarterly payments) as are necessary to avoid penalties under federal and state income tax laws.

      Each amount advanced by Purchaser shall be evidenced by a promissory note executed by the Electing Seller as of the date of such advance ("Note"). Each Note shall provide for the payment of simple interest at the rate of six percent (6%) per annum payable annually, on the outstanding principal balance thereof. All outstanding principal and interest shall be due and payable on a date three (3) years from the date of the Note. Each Electing Seller shall have the option to reduce any amounts payable under his Note(s) by the amount of any unpaid dividends owed on the Preferred Stock pursuant to Section 1.24 hereof. Each Note shall be secured by a pledge of that number of shares of Preferred Stock equal to the amount of indebtedness divided by the greater of par value or 75% of the market value of the pledged shares of Preferred Stock.

      Sellers agree that they shall sell the pledged shares first and shall use the proceeds (less amounts necessary to pay any taxes) to reduce the outstanding balance on the Note.

                                 ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF CORPORATION AND SELLERS

      As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares, each Seller for himself/herself and for the Corporation, and the Corporation, make the following representations and warranties subject to the following qualifications and limitations. Any exceptions to these representations and warranties are set forth in the
Schedule 1 hereto. Purchaser further acknowledges that it has received substantial disclosure of documentation relating to the Corporation and the Sellers as part of its due diligence in connection with the Transaction, including but not limited to the Disclosure Documents. Except as expressly set forth herein, all of the following relate solely to matters relating to the period beginning May 29, 1997. Accordingly, subject to the exceptions contained in Schedule 1, the Corporation and Sellers (each Seller warrants only as to his or her own representations and warranties and not to the representations or warranties of any other Seller) warrant and represent to Purchaser that:


                                    12
      3.1 ORGANIZATION AND CORPORATE POWER. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business and is in good standing in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Corporation has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the Corporation's articles of incorporation and bylaws have been furnished to the Purchaser and such copies reflect all amendments made thereto at any time prior to the date of this Agreement and such copies will be correct and complete as of the Time of Closing.

      3.2   AUTHORITY.

      (a) SELLERS. Each of Sellers has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents. Other than as set forth on
Schedule 1, no approvals or consents of any other Person are necessary in connection with each Seller's execution and performance of this Agreement and the consummation of the Transaction. Provided that Purchaser is an "accredited investor" as that term is defined under applicable securities laws, and provided further that all of Purchaser's representations and warranties are true and correct, each of the Sellers may sell the Shares to the Purchaser in the Transaction without the requirement of registration of said Shares under applicable federal and state securities laws. The parent Seller of each minor Seller, hereby warrants that such minor has legal capacity and the right to execute this Agreement and agrees to indemnify Purchaser for any claims, liabilities, damages, or losses that Purchaser ever suffers as a result of legal problem arising from the minor entering into this Transaction.

      (b) CORPORATION. Corporation has the right, power, legal capacity, and authority to enter into and perform Corporation's obligations under this Agreement. Other than as set forth on Schedule 1, no approvals or consents of any Person other than Corporation are necessary in connection with this Agreement. The execution and delivery of this Agreement by Corporation has been duly authorized by its Board of Directors and Shareholders.

      3.3 NO BREACH OR VIOLATION. Other than as set forth in Schedule 1, the execution of this Agreement and the consummation of the Transaction will not result in or constitute any of the following:

      (a) a default or an event that, with notice or lapse of time, or both, would be a default, breach, or violation of the Articles of Incorporation or By-Laws of Corporation or any Contract, instrument or arrangement to which Corporation or any Seller is a party or by which Corporation, the Sellers, or the Corporate Assets (or any of them) is bound, or any resolution adopted by the Board of Directors or Shareholders of the Corporation;

      (b) an event that would permit any party to terminate any Contract or to accelerate the maturity of any indebtedness or other obligation of Corporation;

      (c) the creation or imposition of any lien, charge or encumbrance on any properties of Corporation;

      (d) violation of any of the terms or requirements of, or give any governmental entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any permit, license, or authority that is held by the Corporation or that otherwise relates to the business of, or any of the assets owned or used by the Corporation; or


                                    13
      (e) a breach or violation of any constitution, statute, regulation, rule, injunction, order, decree, ruling, or other restriction of any government, governmental agency or court to which either the Sellers or the Corporation are subject.

      3.4 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Corporation consists of Fifteen Million (15,000,000) Shares, Four Million One Hundred Fifty Thousand (4,150,000) of which are issued and outstanding and are owned, beneficially and of record, by the Sellers and no other shares, common or otherwise, of the Corporation are issued and outstanding. The Corporation does not have outstanding and has not agreed, orally or in writing, to issue any shares or securities convertible or exchangeable for any shares, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its shares, other than the Options. The Options are callable at the sole discretion of the Corporation at a minimum price of Fifty Cents ($.50) per share subject to the option, under the terms of the Stock Option Agreement under which the Options were issued. The Corporation will use its best efforts to have such Options redeemed within two (2) days of closing. The amount owed or paid pursuant to such redemption shall be a liability of the Corporation as of the Time of Closing and, therefore, shall be considered in determining the Net Debt of the Corporation. Upon such payment of the call price to each option holder, the Option shall be completely redeemed and the redeeming or cancelled option holders shall have no further legal rights in connection therewith. The Corporation has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities other than violations that have been, or before the Closing will be, corrected by post-issuance filings or other appropriate actions. All of the outstanding shares of the Corporation's capital stock are validly issued, fully paid and nonassessable. Each of the Sellers warrants that he has, and upon purchase thereof pursuant to the terms of this Agreement the Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws. Neither any of the Sellers nor the Corporation are parties to any option, warrant, purchase right or other contract or commitment that could require either any of the Sellers or the Corporation to sell, transfer or otherwise dispose of the Shares to any party other than the Purchaser. Neither any of the Sellers nor the Corporation are parties to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Corporation's shares.

      3.5 SUBSIDIARIES. The Corporation has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation or entity.

      3.6 FINANCIAL STATEMENTS. The Financial Statements include the following:

      (a) The balance sheet of Corporation as of September 30, 1997, and the related statements of income and retained earnings for the period then ended, audited by Coopers & Lybrand, Corporation's independent certified public accountant.

      (b) The interim monthly financial statements of Corporation subsequent to September 30, 1997, certified by the treasurer of Corporation.

      (c) Closing financial statements as of the Time of Closing (but prepared after the Time of Closing), certified by the treasurer of Corporation.

      (d) The Financial Statements have been and, as to the closing financial statements will be, prepared in accordance with generally accepted accounting principles consistently applied by Corporation throughout the period indicated and fairly present the financial position of Corporation as

                                    14
of the respective dates of the Financial Statements.

      3.7 LIABILITIES. Exhibit "B" to this Agreement contains a true and complete schedule of all material liabilities and obligations of Corporation (material is defined herein as liabilities or obligations in excess of $1,000). Corporation has no material debts, liabilities, guarantees or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due, that are not set forth in Exhibit "B". Exhibit "B" shall be updated as of the Time of Closing, including a schedule of all accounts payable.

      3.8 ABSENCE OF CHANGES. Since September 30, 1997, there has not been any:

      (a) material transaction by Corporation except in the ordinary course of business, other than transactions relating to this Transaction;

      (b) material adverse changes in the financial condition, liabilities, assets, or business of Corporation;

      (c) destruction of, damage to, or loss of any asset of Corporation (whether or not covered by insurance) that materially or adversely affects the financial condition, business, assets or prospects of Corporation;

      (d) labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of Corporation;

      (e) change in accounting methods or practices (including, without limitation, a change in depreciation or amortization policies or rates) by Corporation;

      (f)   revaluation by Corporation of any of the Corporate Assets;

      (g) declaration, setting aside, or payment of a dividend or other distribution in respect to the Shares or any direct or indirect redemption, purchase or other acquisition by Corporation of any of the Shares;

      (h) increase in the salary or other compensation payable by Corporation to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by Corporation of a bonus or other additional salary or compensation to such person; or the adoption of any plan intended to provide a financial benefit to the Corporation's officers, directors or employees, except as disclosed in writing to the Purchaser prior to the date hereof.

      (i) sale or transfer of any assets by Corporation, except in the ordinary course of business;

      (j) amendment or termination of any Contract, to which Corporation is a party, except in the ordinary course of business;

      (k) loan by Corporation to any person or entity, or guaranty by Corporation of any loan;

      (l)   mortgage, pledge or other encumbrance of any of the Corporate
Assets;

      (m) waiver or release of any right or claim of Corporation, except in the ordinary course of business;

      (n) other event or condition of any character that has or might reasonably have a material adverse effect on the financial condition, business or assets of Corporation;

                                    15
      (o) issuance or sale by Corporation of any Shares, or of any other of its securities; or,

      (p)   agreement by Corporation to do any of the things described in this
Section 3.8.

      3.9 REAL ESTATE. Exhibit "C" to this Agreement is a complete and accurate legal description of the Real Estate which also constitutes a complete and accurate description of each parcel of real property owned by or leased to Corporation, together with either a true and correct survey or a substantially true and correct plat of each parcel. Exhibit "C" indicates all buildings, fixtures and other improvements located on the Real Estate. All of the leases listed in Exhibit "C" are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases.

      The zoning of the Real Estate permits the presently existing improvements and a continuation of the business presently being conducted on the Real Estate.

      3.10 INVENTORY. At the Time of Closing, the Corporation shall provide a complete and accurate description and valuation (calculated at net realizable value, in accordance with GAAP for agricultural cooperatives) of the Inventory of the Corporation certified by the treasurer of the Corporation. All Inventory listed shall be saleable and in good condition.

      3.11 ACCOUNTS RECEIVABLE. At the Time of Closing, the Corporation shall provide a complete and accurate listing of the Accounts Receivable and valuation (determined in accordance with GAAP) of the Corporation, certified by the treasurer of the Corporation. The Accounts Receivable constitute all of the customer obligations of the Corporation as of the Time of Closing and all arose from valid sales in the ordinary course of business.

      3.12 EQUIPMENT AND FIXTURES. Exhibit "D" to this Agreement is a substantially complete and accurate description of the Equipment and Fixtures of the Corporation.

      3.13 SPARE PARTS INVENTORY. Exhibit "E" to this Agreement is a substantially complete and accurate description of the Spare Parts Inventory of the Corporation.

      3.14 GENERAL INTANGIBLES AND INTELLECTUAL PROPERTY. Exhibit "F" to this Agreement is a complete and accurate description of general intangibles and intellectual property of the Corporation. Such property is free and clear of liens, charges, claims and restrictions. The Corporation, has not infringed upon nor is it infringing upon any patent, trademark, service mark, trade name, copyright or other intellectual property of any third party. The Corporation is not aware of any violation by a third party of any of the Corporation's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights.

      3.15 CONDITION OF PROPERTY. All properties listed in Exhibits "C", "D" and "E" are generally in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of the Corporation. The properties described in this Section 3.15 constitute all of the items necessary for the operation of the business of the Corporation in the manner operated as of the date hereof.

      3.16 TITLE AND RELATED MATTERS. Subject to the exceptions contained in the Title Documents, the Corporation has good and marketable title to all of its Corporate Assets, free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable

                                    16

subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of the Corporation, the payment or performance of which is not delinquent, or that (other than pursuant to the HSBC Loan Documents) is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by the Corporation; (ii) the rights of customers of the Corporation with respect to inventory under orders or contracts entered into by the Corporation in the ordinary course of business;
(iii) minor imperfections in title to real property, none of which detracts from the value or impairs the use of the property subject thereto. All buildings, plants and structures owned by the Corporation lie wholly within the boundaries of the real property owned by the Corporation and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. The Corporation does not occupy any real estate in violation of any law, regulation, decree or ordinance.

      3.17 LITIGATION. There are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the Sellers' and the Corporation's knowledge, threatened against the Corporation or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Corporation is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Sellers' and the Corporation's knowledge, any governmental investigations or inquiries; and, to the best knowledge of the Sellers' and the board of directors and responsible officers of the Corporation, there is no basis for any of the foregoing.

      3.18 HSBC LOAN DOCUMENTS. Other than as disclosed to Purchaser in the HSBC Loan Documents and Environmental Reports, Corporation is in material compliance with all terms and covenants of the HSBC Loan Documents. All representations and warranties set forth in the HSBC Loan Documents were true and correct when made.

      3.19 TAX MATTERS. The Corporation has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by them and have paid all taxes shown as due thereon; and no taxing authority has asserted any deficiency in the payment of any tax or informed the Corporation that it intends to assert any such deficiency or to make any audit or other investigation of the Corporation for the purpose of determining whether such a deficiency should be asserted against the Corporation. The charges, accruals and reserves with respect to taxes of the Corporation are adequate (as determined in accordance with GAAP) and are at least equal to the Corporation's liability for taxes.

      3.20 COMPLIANCE WITH LEGAL REQUIREMENTS. To the best of Corporation's and each Seller's knowledge, the Corporation is, in the conduct of its business, in substantial compliance with all Legal Requirements (other than as disclosed to Purchaser in Schedule 1). Neither the Sellers nor the Corporation have received any notice of any asserted present or past failure by the Corporation to comply with such Legal Requirements, nor are such parties aware of any facts or circumstances which would lead a governmental authority to claim that the Corporation or any of the Sellers have violated any Legal Requirements.

      3.21 CUSTOMERS. Neither Corporation nor Seller has any information, nor is aware of any facts, indicating that any of Corporation's customers intend to cease doing business with Corporation, or materially alter the amount of business that they are presently doing with Corporation. Purchaser acknowledges and is aware that Corporation has no contracts with customers providing for any set purchases (other than those entered into with Borden for contract packaging) and that such customers may elect to increase or decrease orders from time to time, or cease doing business with Corporation, without notice to Corporation.

                                    17
      3.22 INSURANCE. Exhibit "G" contains a list of each insurance policy maintained by the Corporation with respect to its properties, assets, and businesses, and each such policy is in full force and effect. The Corporation is not in material default with respect to its obligations under any such policy maintained by it. Neither the Sellers nor the Corporation have been notified of the cancellation of any of the insurance policies listed on Exhibit "G" or of any material increase in the premiums to be charged for such insurance policies.

      3.23 EMPLOYEES AND LABOR RELATIONS MATTERS. Exhibit "H" to this Agreement is a correct and accurate list of:

      (a)   all employment contracts and collective bargaining agreements;

      (b) all employee benefits including loans, retirement plans, insurance, vacation, sick leave, stock option plans, severance pay agreements, or any similar benefit;

      (c) all scheduled or contemplated increases in compensation or bonuses; and

      (d)   all scheduled or contemplated employee promotions.

All of these contracts and arrangements are in full force and effect and neither Corporation nor any other party is in default under them. There are no claims of defaults and, to the best knowledge of Corporation, there are no facts or conditions which if continued, or on notice will result in a default under these contracts or arrangements. There is no pending or, to Corporation's or any Seller's knowledge, threatened labor dispute, strike, or work stoppage affecting or threatening to affect the Corporation. The Corporation has in all material respects complied with all applicable state and federal laws related to employment and has not been involved in any proceeding involving the Federal Labor Relations Board.

      3.24  ADM CONTRACT.     There are no oral or written contracts with ADM,
whether for the borrowing of money or purchase of semolina or any other matter, other than the contracts of the Corporation with ADM dated approximately August 1997(the "ADM Contracts"). To the best of Corporation's and each Seller's knowledge, there are no prohibitions to the Corporation's right to terminate the ADM Contracts without penalty provided all liabilities to ADM are paid in full.

      3.25 FULL DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates, or other items prepared or supplied to the Purchaser by or on behalf of the Corporation or the Sellers with respect to this purchase or at Time of Closing contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. No Seller or any responsible officer or director has intentionally concealed any fact known by such person to have a material adverse effect upon the Corporation's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole. Sellers and Corporation agree to supplement its disclosure up to the Time of Closing in order for such disclosure to be true and correct in all material respects.

      3.26 POWER OF ATTORNEY. No material power of attorney or similar authorization given by the Corporation is presently in effect.

      3.27 CONTRACTS. Exhibit "I" contains a complete and accurate list of each Contract to which the Corporation is a party. Except as otherwise set forth in Exhibit "I", the Corporation is not in material default under any Contract, nor, to the Sellers' and the Corporation's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Corporation under any

                                    18

Contract.

      3.28  ERISA AND RELATED MATTERS.   Exhibit "J" sets forth a description
of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by the Corporation. Except as listed on Exhibit "J", the Corporation does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Corporation, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which the Corporation may have any ongoing liability after Closing. Except as disclosed on Exhibit "J", the Corporation does not maintain nor has it ever contributed to any Multi-employer Plan as defined by Section 3(37) of ERISA. The Corporation does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by the Corporation as to which the Corporation has been party a party. As to any employee pension benefit plan listed on Exhibit "J" and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in Section 4043 of ERISA), The Purchaser has received or had the opportunity to review and examine all material documents embodying any plans intended for the benefit of the Corporation's employees, including all trust agreements, annuity contracts, insurance policies, funding agreements, annual reports or reviews and all other material documentation with regard to any such plan or arrangement. All benefits, expenses and other amounts due and payable under or with respect to any plan or arrangement intended for the benefit of the Corporation's employees have been paid or made or accrued; the Corporation's financial statements accurately reflect the maximum liability of the Corporation under or related to any such plan or arrangement.

      3.29 OPERATING RIGHTS. The Corporation has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Licenses") as are necessary or appropriate to the operation of its business as now conducted and as proposed to be conducted and which the failure to possess would have a material adverse effect on the assets, operations or financial condition of the Corporation. Such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such licenses, and no proceeding is pending or, to the knowledge of the Corporation, threatened that could result in the revocation or limitation of any such Licenses. The Corporation has conducted its business so as to comply in all material respects with all such Licenses.

      3.30 TRANSACTIONS WITH AFFILIATES. Except for regular salary payments and fringe benefits under an individual's compensation package with the Corporation, neither the Sellers nor any of the officers, employees, directors, or other affiliates of the Corporation, or members of their families is a party to any agreements, understandings, or proposed transactions with the Corporation. The Corporation has not guaranteed or assumed any obligations of the Sellers or the Corporation's officers, directors, or employees.

      3.31 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Corporation, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Corporation contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                                    19

      3.32  ENVIRONMENTAL MATTERS.   Except as disclosed to Purchaser in the
HSBC Loan Documents and the Environmental Reports:

      (a) The Corporation is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Corporation has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of the

Corporation's facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Corporation has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Corporation or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

      (b) There are no pending or, to the knowledge of Sellers and the Corporation, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Corporation has or had an interest.

      (c) No Seller or the Corporation has knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Corporation had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Corporation, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

      (d) No Seller or the Corporation, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Corporation (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such other property or assets.

      (e) There are no Hazardous Materials present on or in the environment at the facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Corporation nor the Sellers have permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the facilities or any other properties or assets (whether real, personal, or mixed) in which the Corporation has had an interest except in full compliance with all applicable

                                    20

Environmental Laws.

      (f) There has been no release or, to the knowledge of Sellers and the Corporation, threat of release, of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Corporation has or had an interest, or to the knowledge of Sellers and the Corporation any geologically or hydrologically adjoining property.

      (g) Sellers have delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Corporation pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Corporation, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

      3.33 INVESTMENT REPRESENTATIONS. The Shares are being purchased for Subscriber's own account and for investment and without the intention of reselling or redistributing the Shares, and Subscriber has made no agreement with others regarding the Shares and Subscriber's financial condition is such that it is not likely that it will be necessary to dispose of the Shares in the foreseeable future. Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged, would represent an intent inconsistent with the representations set forth above.

That Subscriber is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Subscriber's investment in the Shares.

That Subscriber, either alone or with the assistance of Subscriber's own professional advisor, has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Shares.

That Subscriber has obtained, to the extent Subscriber deems necessary, the Subscriber's own personal professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of an investment in the Shares in light of Subscriber's financial condition and investment needs.

That Subscriber believes that the investment in the Shares is suitable for the Subscriber based upon the Subscriber's investment objectives and financial needs, and the Subscriber has adequate means for providing for his or her current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares.

That Subscriber has been given access to information regarding the Company and has utilized such access to the Subscriber's satisfaction for the purpose of obtaining information regarding the Company, has received copies of the Company's most recent annual report on Form 10-K and copies of all quarterly reports on Form 10-Q filed since the filing of such Form 10-K, and has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company.

      3.34 WARRANTIES AT CLOSING. All representations and warranties of Corporation and Sellers set forth in this Agreement, and in any written statements delivered to Purchaser by Corporation and Sellers under this

                                    21
Agreement, shall also be true and correct as of the Time of Closing, as if made on that date.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

      As a material inducement to the Sellers to enter into this Agreement and sell the Shares, the Purchaser hereby represents and warrants to the Sellers as follows:

      4.1 ORGANIZATION; POWER. The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of North Dakota, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

      4.2 AUTHORIZATION. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all necessary corporate action of the Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

      4.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Association or Bylaws or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.

      4.4 GOVERNMENTAL AUTHORITIES. Except for reporting requirements under applicable securities laws, the Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the Transaction and no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Purchaser or any affiliate in connection with the Purchaser's execution, delivery, and performance of this Agreement and the consummation of this purchase.

      4.5 LITIGATION. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of the Purchaser, threatened against the Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

      4.6 INVESTMENT REPRESENTATIONS. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser is acquiring the Shares without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares, except for the possibility that, as a wholly-owned subsidiary, the Purchaser may elect to liquidate the Corporation and merge same into Purchaser. Purchaser

                                    22
is an "accredited investor" as that term is used in state and federal securities laws, and can thus purchase the Shares without registration with any governmental authority. Purchaser has had the opportunity to receive and review all documentation, including without limitation the Disclosure Documents, and to ask questions of and receive answers from Corporation's management, regarding the Corporation and its business; Purchaser has sufficient information and business sophistication to make an informed decision as to the suitability of an investment in the Shares and the terms and conditions thereof, and is in need of no further information or investigation.

      4.7 TAX LIABILITY. To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this Transaction on the Purchaser. The Purchaser relies solely on such advisors and not on any statements or representations of the Sellers or any of its agents. The Purchaser understands that the Purchaser (and not the Sellers) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

      4.8 DISCLOSURE. To the Purchaser's knowledge, this Agreement, with the Exhibits hereto, and all other materials provided to Sellers in connection with the transaction, when taken as a whole, do not contain any untrue statement of a material fact concerning the Purchaser or omit to state a material fact necessary in order to make the statements concerning the Purchaser contained herein not misleading in light of the circumstances under which they were made.

      4.9   NO ADVERSE CIRCUMSTANCES.   Other than as expressly set forth in
Section 1.24, Schedule 1, or in the due diligence information disclosed to or made available to Sellers, Purchaser is not aware of any facts, circumstances or matters, and does not intend to take or enter into any actions or transactions, which (i) would adversely affect, limit or restrict the Sellers' ownership, rights or interests in the Preferred Stock (ii) would adversely affect the transferability or marketability of the Preferred Stock; or (iii) would cause the Preferred Stock, as a class of equity ownership, to not have substantially the same prospects for an increase in valuation as the Purchaser's outstanding Equity Stock and Series C Preferred Stock.

      4.10 RECEIPT OF DISCLOSURE DOCUMENTS. Without limiting the warranties and representations of the Corporation and Sellers contained herein, Purchaser acknowledges that it has received the Disclosure Documents and that it has had sufficient opportunity to review the same and to have its attorneys, accountants and advisors review same, and that the foregoing have supplemented such disclosure and made inquiries to Sellers and Corporation where necessary and appropriate.

                              ARTICLE V.

             CONDUCT OF CORPORATION'S BUSINESS PENDING THE CLOSING

      From the date hereof until the Time of Closing, and except as otherwise consented to or approved by the Purchaser, the Sellers and the Corporation covenant and agree with the Purchaser as follows:

      5.1. ACCESS TO INFORMATION. Purchaser and Purchaser's counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Corporation. Corporation shall furnish or cause to be furnished to Purchaser and Purchaser's representatives all data and information concerning the business, finances, and properties of Corporation that may be reasonably requested. Purchaser and its advisors shall be entitled to perform whatever procedures are deemed necessary in connection with their review of the Corporation and to be satisfied with their results.

                                    23

      5.2 CONDUCT OF BUSINESS. Corporation shall carry on its business activity diligently and in substantially the same manner as it has previously been carried on and shall not institute or use any unusual or novel methods of management, accounting or operation that will vary materially from those methods used by Corporation as of the date of this Agreement.

      5.3 BUSINESS RELATIONSHIPS. Corporation shall use its best efforts to preserve the business relationships with suppliers, customers and others doing business with Corporation.

      5.4 INSURANCE. Corporation shall continue to carry all existing insurance, subject to variations and amounts required by the ordinary operation of the Corporation.

      5.5 EMPLOYEES. Corporation shall not do, nor agree to do, any of the following acts:

      (a) grant any increase in salaries payable or to become payable, to any employee or representative;

      (b) increase benefits payable to any employee or representative under any bonus or pension plan or other contract or commitment; or,

      (c) modify any labor agreement to which Corporation is a party or by which Corporation may be bound.

      5.6 NEW BUSINESS. Corporation shall not, without Purchaser's written consent, enter into any contract, commitment, or transaction not in the usual and ordinary course of Corporation's business.

      5.7 LIABILITY AND WAIVER. Corporation shall not do, or agree to do, any of the following acts:

      (a) pay any obligation or liability, fixed or contingent, other than current liabilities (except that Corporation is specifically authorized to redeem the Options or otherwise provide for their redemption and to pay such bonuses as are described on Schedule 1 hereto);

      (b)   waive or compromise any right or claim; or,

      (c) cancel, without full payment, any note, loan, or other obligation owing to Corporation.

      5.8 CONTRACTS. Corporation shall not modify, amend, cancel or terminate any of Corporation's Contracts or agree to do any of those acts.

      5.9 CORPORATE MATTERS. Corporation shall not take any of the following actions, nor shall any of the Sellers vote any shares held by them for any of the following:

      (a)   amendment of the Corporation's Articles of Incorporation or By-
Laws;

      (b) issuance of any additional shares of the Corporation's capital stock;

      (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional Shares of any class might be directly or indirectly authorized or issued; or,

      (d)   agree to do any of the foregoing acts.

      5.10  DISTRIBUTIONS AND SHARES.  Corporation shall not:


                                    24
      (a) declare, set aside, or pay any dividend or make any distribution in respect to the Shares;

      (b) directly or indirectly purchase, redeem or otherwise acquire any of its Shares; or,

      (c) enter into any agreement obligating it to do any of the foregoing acts.

      5.11 EXCLUSIVITY. None of the Sellers will (and the Seller shall not cause or permit the Corporation to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition or any Shares or other voting securities or any substantial portion of the assets of the Corporation, including any acquisition structured as a merger, consolidation or share exchange, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to or assist or participate in any manner in any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

      5.12 SATISFACTION OF CONDITIONS. The Corporation and Sellers will each use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing described in this Agreement and any necessary consents or waivers under or amendments to agreements by which the Corporation or Purchaser is bound.

                                  ARTICLE VI.
                  PURCHASER'S OBLIGATIONS PRIOR TO CLOSING.

      Purchaser agrees that prior to the Time of Closing:

      6.1 RELEASE OF PERSONAL GUARANTEES. Purchaser shall use Purchaser's best efforts to assist Corporation in obtaining the consent of HSBC to release the personal guarantees of the Sellers. Purchaser shall in addition use its best efforts to assume the HSBC Loans and ADM Loans or find substitute financing therefor and pay off said loans in their entirety (and in no event shall Sellers be liable for any penalties or costs in connection therewith, nor shall such termination charges affect the Net Debt calculation).

      6.2 SATISFACTION OF CONDITIONS. The Purchaser will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing described in this Agreement and any necessary consents or waivers under or amendments to agreements by which the Corporation or Purchaser is bound.

      6.3 COOPERATION IN TRANSITION. Through the Time of Closing, Purchaser will cooperate fully with Corporation and Sellers to bring about an effective, prudent and orderly transition of the business of Corporation. Accordingly, through the Time of Closing, Purchaser will not undertake any action that would have the effect of damaging the business or prospects of Corporation.

                                  ARTICLE VII

                            POST-CLOSING COVENANTS

      The Parties agree as follows with respect to the period following the Time of Closing:

      7.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and

                                    25
delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under the provisions of this Agreement.)

      7.2 TRANSITION. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Corporation from maintaining the same business relationships with the Corporation after the closing of the Transaction as is maintained with the Corporation prior to the Time of Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Corporation to the Corporation from and after the Closing.

      7.3 CONFIDENTIALITY. For purposes of this Agreement, any information concerning the business and affairs of the Corporation that is not already known to the public shall be deemed to be Confidential Information. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and the enforcement thereof. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information to a third party, that Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its best efforts to obtain, at the reasonable request of and at the sole cost of the Purchaser (which costs shall be advanced where necessary), an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate. Purchaser shall provide to Sellers a written description of what it considers to be Confidential Information subject to this Section 7.3.

      7.4 REINVESTMENT OF CASH PROCEEDS OF SALES PRICE. Each of the Sellers agrees that he or she will not directly or indirectly invest the cash portion of the purchase price in any North American business that manufactures or markets dry pasta products in direct competition with Purchaser for a period of two (2) years from the Time of Closing.

      7.5 ACCESS TO INFORMATION. Purchaser acknowledges that Sellers may require information regarding Purchaser and its business from time to time in connection with Sellers' investment in the Preferred Stock. Each Seller and such Seller's counsel, accountants, and other representatives shall have access during normal business hours to properties, books, accounts, records, contracts, and documents of or relating to Purchaser and Corporation, so long as any of the Preferred Stock is outstanding to the same extent and in the same manner as provided or made available to other shareholders of the Purchaser. Sellers shall agree to such confidentiality agreements or restrictions to the use of such information in the same manner as required of all other shareholders.

      7.6 WRONGFUL ADVERSE ACTION. Purchaser agrees that it will not knowingly take action that is intentionally and selectively calculated to adversely affect the Sellers' ownership rights and value of the Preferred Stock. Nothing herein creates a greater duty on Purchaser, or any of its directors, in carrying on its business and exercising their business judgment than exists under applicable law. Moreover, the Sellers acknowledge the possibility that Purchaser may engage in an Equity Stock offering in the future as further described in Schedule 1 hereto.

                                    26
      7.7   MISCELLANEOUS OBLIGATIONS OF PURCHASER.   Purchaser agrees that it
will take all actions to ensure that sufficient Equity Stock is reserved for issuance in connection with the conversion of the Preferred Stock, as may be required from time to time. To the extent Purchaser is not prohibited from doing so by any Legal Requirement or its organizational documents, Purchaser will provide reasonable assistance to Sellers with respect to the sale of the Preferred Stock; provided, however, that Purchase shall have no obligation to
(i) take any actions or engage in any activities which might require Purchaser to register as a broker, dealer or agent with the Securities and Exchange Commission or any state securities agency or (ii) to register as a broker, dealer or agent with the Securities and Exchange Commission or any state securities agency. Subject to applicable Legal Requirements and Purchaser's public disclosure obligations under federal and state securities laws. Purchaser will use reasonable efforts to keep confidential those details of the Transactions (and the benefits thereof to the Sellers) which Sellers may request be treated as confidential information. However, the Sellers are aware of Purchaser's disclosure obligations and realize that applicable securities laws will require the disclosure of significant information regarding the Transaction and Sellers' ownership of the Preferred Stock. Purchaser agrees to keep in full force and effect all existing insurance policies until the expiration of such policies, including but not limited to so-called "errors and omissions insurance" covering any Seller who is or has been acting as an officer or director of Corporation. Purchaser agrees to include such officers or directors of Corporation in any replacement policy to the extent available.

                                 ARTICLE VIII.

              CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE.

      The obligations of Purchaser to purchase the Shares under this Agreement are subject to the satisfaction, at or before the Time of Closing, of all of the conditions set out in this Article. Purchaser may waive any or all of these conditions in whole or in part without prior notice. However, no such waiver of a condition shall constitute a waiver by Purchaser of any of Purchaser's other rights or remedies, at law or in equity, if Corporation or Seller shall be in default of any of their representations, warranties or covenants under this Agreement. Purchaser acknowledges and agrees that, due to the nature of Corporation's business, much of the financial information to be determined as of the Time of Closing will not actually be completed in a final and accurate form until after the Time of Closing and, in many instances, with Purchaser's participation and assistance; accordingly, Purchaser agrees that the fact that any such financial information is inaccurate or incomplete at the Time of Closing will not excuse Purchaser from its obligations to consummate the Transaction at the Time of Closing.

      8.1 CERTIFICATE OF CORPORATION AND SELLERS. Purchaser shall have received a certificate, effective as of the Time of Closing, signed and verified by Corporation and each of the Sellers, certifying, in such detail as Purchaser may reasonably request, that the following conditions have been fulfilled:

      (a) ACCURACY OF REPRESENTATIONS. All representations and warranties by Corporation and Sellers in this Agreement, or in any written statement that shall be delivered to Purchaser by Corporation and Sellers under this Agreement, shall be true at the Time of Closing as though made at that time.

      (b) PERFORMANCE OF SELLERS AND CORPORATION. Corporation and Sellers shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Corporation and Sellers on or before the Time of Closing.

      (c)   NO MATERIAL CHANGES.  Prior to the Time of Closing:


                                    27
            (1) There shall not have been any material adverse change in the financial condition or the results of operations of Corporation.

            (2) Corporation shall not have sustained any material loss or damage to any Corporate Asset, whether or not insured, that materially affects Corporation's ability to conduct a material part of Corporation's business.

            (3) At the time of Closing, the Shares will represent one hundred percent (100%) of the issued and outstanding stock of the Corporation.

      (d) ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Time of Closing.

      8.2 OPINION OF COUNSEL. Purchaser shall have received from the Sellers' and Corporation's legal counsel, an opinion effective as of the Time of Closing, in form and substance satisfactory to Purchaser, that: other than as set forth in this Agreement or its Exhibits and Schedules, (and with respect to the following matters concerning Sellers, based on the information and belief of such legal counsel):

      (a) Corporation's legal counsel does not know of any suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Corporation or any of Corporation's businesses or properties, or financial or other condition.

      (b) Corporation has good and marketable title to the Corporate Assets, free and clear of all liens, encumbrances, equities, conditional sales contracts, security interests, charges, and restrictions, except as set forth in this Agreement or its Exhibits and Schedule, and any other exceptions, defects and qualifications that do not, in the opinion of Corporation's legal counsel, materially affect the title of Corporation to the Corporate Assets or Corporation's right to use the Corporate Assets in the conduct of Corporation's business.

      (c) This Agreement, when executed and delivered by Corporation and Sellers, shall be valid and binding on Corporation and (on information and belief) Sellers and shall be enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      (d) Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power to own the Corporate Assets as now owned and to operate the business as now operated.

      (e) The authorized capital stock of Corporation consists of Three Million (3,000,000) shares of preferred stock and Twelve Million (12,000,000) shares of common stock, no par value, of which Four Million One Hundred Fifty Thousand (4,150,000) shares of common stock are issued and outstanding. All outstanding shares are validly issued, fully paid, and non-assessable. To the best knowledge and belief of Corporation's legal counsel and except as described on the Schedule, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or transfer from the treasury any additional shares of its capital stock of any class. The Corporation was entitled to claim an exemption from registration under all applicable securities laws with respect to the issuance of any securities issued prior to the date of this Agreement and each of the Sellers is entitled to transfer the Shares to the Purchaser without registration under applicable federal and state securities laws.

      (f)   Sellers own, beneficially and of record, the Shares, which

                                    28
constitute all of the issued and outstanding shares of the capital stock of Corporation, on information and belief free and clear of all liens, encumbrances, equities, options, claims, charges and restrictions. On information and belief, Sellers have full power to transfer such Shares to Purchaser without obtaining the consent or approval of any other Person.

      (g) The Transaction will not constitute a default under or breach of any of the Corporation's contracts and, to the extent required, the Corporation has obtained all necessary consents to the consummation of the Transaction from any Person who is a party to a Contract with the Corporation.

      (h) Although counsel cannot guarantee the accuracy and completeness of the representations and warranties provided by the Corporation or the Sellers, on the basis of counsel's discussions and meetings with officers of the Corporation and the Sellers in connection with the preparation of this Agreement and such counsel's other representation of the Corporation and the Sellers, nothing has come to the attention of counsel that leads counsel to believe that the representations contained in this Agreement contained an untrue statement of a material fact or omitted a material fact required to make the representations contained in this Agreement, in the circumstances and context in which made by the Corporation and Sellers, not misleading.


      8.3 DOCUMENTS TO BE DELIVERED AT CLOSING. At the Time of Closing, the Sellers and Corporation shall provide the following:

      (a) Certificates representing the Shares, duly endorsed by Sellers for transfer and accompanied by an assignment of the Shares duly executed by Sellers;

      (b)   The corporate charter, articles and all amendments thereto;

      (c) The current bylaws, stock books, stock ledgers, minute books and corporate seal;

      (d) Each certificate of qualification to do business as a foreign corporation of the Corporation;

      (e) Written resignations of all officers and directors of the Corporation;

      (f)   Legal Opinion in the form described in Section 8.2;

      (g)   Certificate of Corporation and Sellers as described in Section
8.1;

      (h) Any other such documents as Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller.

      8.4 APPROVAL OF DOCUMENTS. The form and substance of all certificates, instruments, opinions and other documents delivered to Purchaser under this Agreement shall be satisfactory in all reasonable respects to Purchaser and to Purchaser's legal counsel.

      8.5 DEBT FINANCING. Purchaser shall have obtained adequate and satisfactory debt financing as necessary to consummate the Transaction and to provide working capital; provided that Purchaser has received a commitment for financing as of the date of this Agreement and will use its best efforts to insure that such commitment results in actual funding.



                                    29
                                  ARTICLE IX.

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

      The obligations of Sellers to sell and transfer the Shares under this Agreement are subject to the satisfaction, at or before the Time of Closing, of all of the following conditions:

      9.1 PURCHASER'S WARRANTIES. All representations and warranties by Purchaser contained in this Agreement, or in any written statement delivered by Purchaser under this Agreement, shall be true at the Time of Closing as though such representations and warranties were made on and as of that date.

      9.2 PURCHASER'S PERFORMANCE. Purchaser shall have performed and complied with all covenants and agreements and shall have satisfied all conditions that Purchaser is required by this Agreement to perform, comply with or satisfy, before or at the Time of Closing.

      9.3 OPINION OF PURCHASER'S LEGAL COUNSEL. Purchaser shall have furnished Sellers with an opinion, effective as of the Time of Closing, from Purchaser's legal counsel, in a form and substance satisfactory to Sellers, to the effect that:

      (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota and has all requisite corporate power to perform its obligations under this Agreement.

      (b) All corporate proceedings required by law or by the provisions of this Agreement to be taken by Purchaser on or before the Time of Closing, in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

      (c) Every consent, approval, authorization, or order of any court or governmental agency or body that is required for the consummation by Purchaser of the transactions contemplated by this Agreement has been obtained and will be in effect at the Time of Closing.

      (d) The consummation of the transactions contemplated by this Agreement does not violate or contravene any of the provisions of any charter, by-law or resolution of Purchaser or any indenture, agreement, judgment or order to which Purchaser is a party or by which Purchaser is bound.

      (e) Although counsel cannot guarantee the accuracy and completeness of the representations and warranties provided by Purchaser, on the basis of counsel's discussions and meetings with officers of Purchaser in connection with the preparation of this Agreement and such counsel's other representation of Purchaser, nothing has come to the attention of counsel that leads counsel to believe that the representations contained in this Agreement contained an untrue statement of a material fact or omitted a material fact required to make the representations contained in this Agreement, in the circumstances and context in which made by the Purchaser, not misleading.

      9.4 AUTHORIZATION. Purchaser's Board of Directors shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Purchaser to be performed under this Agreement on or before the Time of Closing.

      9.5 RELEASE OF SELLERS' PERSONAL GUARANTEES TO HSBC. Sellers and Purchaser shall have obtained the release of the Sellers' personal guarantees to HSBC, and the Validity Agreement of Peter Lytle, effective upon consummation of the Transaction.

      9.6   PURCHASER'S OBLIGATIONS.  At the Time of Closing, Purchaser shall

                                    30
provide to Sellers:

      (a)   Legal opinion in the form set forth above;

      (b) A certificate executed by Purchaser, as of the Time of Closing, certifying that the representations and warranties of Purchaser in this Agreement are true and correct at the Time of Closing, as though each representation and warranty had been made on that date.

      (c)   Wire transfers of the cash portion of the Purchase Price.

      (d) Certificates made out in the names of Sellers representing the Preferred Stock portion of the Purchase Price.

      (e) Any other such documents as Corporation or Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any of Purchaser's representations and warranties, and (ii) evidencing the performance by Purchaser of, or the compliance of Purchaser with, any covenant or obligation required to be performed or complied with by Purchaser.

      9.7 PURCHASER'S RETIREMENT OR ASSUMPTION OF LOANS. Purchaser shall have assumed in full the HSBC Loan and the ADM Loan, or retired same or made other arrangements for the release of any of Sellers' liabilities in connection therewith. The release of any of Sellers' liabilities in connection with such debts shall be satisfactory to Sellers. Any penalty payments associated with the retirement of the HSBC Loan made by the Corporation prior to closing, net of any related tax benefit, will not be used in the determination of Net Debt.

                                  ARTICLE X.

                                  TERMINATION

      10.1 TERMINATION FOR CAUSE. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in Articles VIII or IX hereto may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

      10.2 TERMINATION WITH MUTUAL CONSENT. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of the Purchaser and the Sellers.

                              ARTICLE XI.

                  INDEMNITY OBLIGATIONS OF SELLERS

      11.1 SELLERS' INDEMNITY. Sellers (only to the extent of said Seller's percentage of the Purchase Price) shall jointly and severally indemnify, and hold harmless Purchaser against and in respect of any and all claims, demands, losses, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that Purchaser shall incur or suffer, which arise out of, result from, or relate to any breach of, or failure by Corporation or Sellers to perform, any of Corporation's or Sellers' representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, Exhibit or other instrument furnished or to be furnished by Corporation or Sellers under this Agreement.

      11.2 NOTIFICATION BY PURCHASER OF THIRD PARTY CLAIMS. Purchaser shall notify Sellers of the existence of any claim, demand, or other matter to which Sellers' indemnification obligations would apply, and shall give Sellers a reasonable opportunity to defend the same at Sellers' own expense and with

                                    31
counsel of Sellers' own selection. However, Purchaser shall at all times also have the right to fully participate in the defense at Purchaser's own expense. If the claim is one that cannot by its nature be defended solely by Sellers (including, without limitation, any federal or state tax proceeding), then Purchaser shall make available, and cause Corporation to make available, all information and assistance that Sellers may reasonably request.

                                 ARTICLE XII.

                      INDEMNITY OBLIGATIONS OF PURCHASER.

      12.1 PURCHASER'S INDEMNITY. Purchaser agrees to indemnify and hold harmless each of Sellers against, and in respect of, any and all claims, demands, losses, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that Seller may incur or suffer, which avail out of, result from, or relate to any breach or failure of Purchaser to perform, any of Purchaser's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate,

Exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

      12.2 NOTIFICATION BY SELLERS OF THIRD PARTY CLAIMS. Sellers shall notify Purchaser of the existence of any claim, demand, or other matter to which Purchaser's indemnification obligations would apply, and shall give Purchaser a reasonable opportunity to defend the same at Purchaser's own expense and with counsel of Purchaser's own selection. However, Sellers shall at all times also have the right to fully participate in the defense at Sellers' own expense. If the claim is one that cannot by its nature be defended solely by Purchaser (including, without limitation, any federal or state tax proceeding), then Sellers shall make available all information and assistance that Purchaser may reasonably request.


                                 ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS

      13.1  COSTS.

      (a) BROKER. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions con-templated by this Agreement. Insofar as each of the parties knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

      (b) EXPENSES. Each of the parties shall pay all of the costs and expenses incurred or to be incurred by that party in negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

      13.2 SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing.

      13.3 ADMINISTRATION AND CONSTRUCTION. This Agreement shall be administered and construed in accordance with the following provisions:

      (a)   TIME.  Time is of the essence of this Agreement.

      (b) ATTORNEY'S FEES AND COSTS. In connection with any litigation, including appellate proceedings, arising out of this Agreement, the prevailing

                                    32
party shall be entitled to recover reasonable attorney's fees and costs.

      (c) NOTICES. Any and all notices or other communication provided for in this Agreement shall be given in writing by registered or certified mail which, unless otherwise designated by a party, shall be addressed to the addresses shown in Recital A of this Agreement. As to registered mail, notice shall be deemed served when properly addressed and duly accepted for mailing as registered mail in a branch of the United States Postal Service. As to certified mail, notice shall be deemed served when duly deposited in a United States Postal Service mailbox or at a branch of the United States Postal Service.

      (d) EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered as an original of the Agreement. All executed counterparts shall constitute, and shall have the force and effect, of one and the same document, and shall be binding upon those who execute the Agreement, regardless of whether all parties execute the same document.

      (e) CAPTIONS. The captions on the paragraphs and subparagraphs of this Agreement are inserted only for the purpose of convenient reference. The captions shall not be used to construe or interpret the Agreement nor to prescribe the scope or intent of the Agreement.

      (f) SPECIFIC PERFORMANCE. The parties stipulate that it is impossible to measure in money the damages which will accrue to a party to this Agreement by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party to this Agreement shall institute any action or proceeding to enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law. Such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

      (g) SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions. The Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

      (h) ENTIRE AGREEMENT. This Agreement constitutes the complete and entire understanding of the parties concerning the conveyance of the Shares. Neither party shall be bound by or be liable for any statements, warranties, guarantees, or representations not set forth in this Agreement which may have been made by any broker, agent, employee or other person representing or purporting to represent a party to this Agreement.

      (i) MODIFICATION. No change or modification of this Agreement shall be valid unless the same be in writing and signed by all of the parties to this Agreement.

      (j) PERSONS BOUND BY THIS AGREEMENT. This Agreement shall be binding upon the parties and their successors in interest. The rights and obligations of any party to this Agreement may be exercised or satisfied by that party's legal representative.

      (k) GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of Minnesota.

      (l) CONSTRUCTION. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any

                                    33
federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance and must be true on their own terms.

      (m)   INCORPORATION OF EXHIBITS AND SCHEDULES.  The Exhibits and
Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.



















































                                    34

      IN WITNESS WHEREOF, the undersigned parties have executed this Stock Purchase Agreement effective as of the date set forth above.

PRIMO PIATTO, INC.                  DAKOTA GROWERS PASTA COMPANY


/s/ Peter Lytle                     /s/  Tim Dodd
-----------------------------       -------------------------------
Peter Lytle, Chairman and CEO       Tim Dodd, President


                                    SHAREHOLDERS:

                                    /s/ Peter Lytle
                                    -------------------------------
                                    Peter Lytle

                                    /s/ Patrick Lytle
                                    -------------------------------
                                    Patrick Lytle

                                    /s/ Vivian Lezcano Lytle
                                    -------------------------------
                                    Vivian Lezcano Lytle

                                    /s/ John C. Lawrie
                                    -------------------------------
                                    John C. Lawrie

                                    /s/ Stuart Lawrie
                                    -------------------------------
                                    Stuart Lawrie

                                    /s/ Christy Lawrie
                                    -------------------------------
                                    Christy Lawrie

                                    /s/ Susan M. Clemens
                                    -------------------------------
                                    Susan M. Clemens

                                    /s/ Jim Cochran
                                    -------------------------------
                                    Jim Cochran

                                    /s/ Radwan Ibrahim
                                    -------------------------------
                                    Radwan Ibrahim

                                    /s/ Marwa Ibrahim
                                    -------------------------------
                                    Marwa Ibrahim

                                     /s/ Mona Ibrahim
                                    -------------------------------
                                    Mona Ibrahim

                                     /s/ Ola Ibrahim
                                    -------------------------------
                                    Ola Ibrahim

                                    /s/ Eldon Buschbom
                                    ------------------------------
                                    Eldon Buschbom

                                    35

                                    /s/ Mike Cunningham
                                    ------------------------------
                                    Mike Cunningham

                                    /s/ Levon Perkins
                                    ------------------------------
                                    Levon Perkins

                                    /s/ Damien L. Bass
                                    ------------------------------
                                    Damien L. Bass

                                    /s/ Paul Easterday
                                    ------------------------------
                                    Paul Easterday

                                    /s/ Kenneth Zigrino
                                    ------------------------------
                                    Kenneth Zigrino














































                                    36
                             INDEX OF ATTACHMENTS


      I.    SCHEDULE:

            1. Describing any exceptions to Sellers', Corporation's and Purchaser's Representations and Warranties.

            2. Describing any other terms of Preferred Stock other than as described in Section 1.24.

      II.   EXHIBITS:

            "A" - Form of Preferred Stock Certificate

            "B" - Liabilities

            "C" - Real Estate

            "D" - Equipment and Fixtures

            "E" - Spare Parts Inventory

            "F" - General Intangibles and Intellectual Property

            "G" - Listing of Insurance Policies

            "H" - Employee and Labor Relations Agreements

            "I" - Complete and Accurate List of each Contract to Which Corporation is a Party

            "J" - Description of all Employee Welfare Benefit Plans and Pension Plans































                                    37

                                  SCHEDULE 1


A.  EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES OF CORPORATION AND
SELLERS

This portion of Schedule 1 contains the exceptions to the representations and warranties made by the Sellers and the Corporation to the Purchaser in Article III of the Stock Purchase Agreement. Purchaser acknowledges that the liability of Sellers and Corporation for such warranties and representations is limited by the limitations and exceptions contained and referred to herein.

      Certain warranties and representations in the Agreement are made solely upon knowledge and belief, each warranting Seller and the Corporation not being aware of any facts or circumstances which would tend to make such statements misleading. All warranties and representations of a Seller are made solely on his own behalf, and a warranting Seller shall not be liable for the breaches, inaccuracies or misrepresentations of another Seller.

      All warranties and representations in the Agreement are limited to such material matters not already disclosed to Purchaser or brought to its attention in the Disclosure Documents specified in this Schedule 1 (and as to all of said matters Purchaser relies upon its own due diligence) as well as limited by the exceptions hereinafter set forth and the disclosures made in the Agreement and its Schedules and Exhibits. Each exception to a warranty and representation in the Agreement is stated below following the heading of that warranty and representation as it is set forth in the Agreement:

      3.1 ORGANIZATION AND CORPORATE POWER. The Corporation has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted, except that the Coproration lacks certain licenses and permits with respect to Environmental matters as set forth in the Environmental Reports.

      3.2   AUTHORITY.

      (a) SELLERS. Each seller warrants that no approvals or consents of any other person are necessary in connection with his own execution and performance of this Agreement and the consumption of the Transaction, except that under the Seller's personal guarantees with HSBC and the covenants in the HSBC Loan Documents, the Seller may be required to obtain such approval and consent. The consent of ADM may also be required to prevent a breach of the ADM Contracts, insofar as Purchaser does not intend to repay the ADM Loan in full. Provided that Purchaser is an "accredited investor" as that term is defined under applicable securities laws, and provided further that all of Purchaser's representations and warranties are true and correct, each Seller agrees that he may sell the Shares to the Purchaser in the Transaction without the requirement of said Shares under applicable federal and state securities laws.

      (b) CORPORATION. Pursuant to the HSBC Loan Documents, the approval of HSBC would be required in connection with this Agreement and the consumption of the Transaction in order to prevent a breach of the Corporation's covenants therein. To the extent that the HSBC Loans are retired or assumed by Purchaser, or if such breaches are waived by HSBC, such approvals may not be necessary. Furthermore, if Purchaser in consummating this transaction contravenes the ADM Contracts by obtaining flour from another source, without paying off the ADM Loan in full, the consent of ADM may be required to prevent a breach thereof.

      3.3 NO BREACH OR VIOLATION. The execution of this Agreement and the consummation of the Transaction will result in one or more breaches and/or violations of the HSBC Loan Documents and the ADM Contracts as set forth in

                                    38
Section 3.2 (b) above, which breaches would entitle HSBC and ADM to accelerate the maturity of their indebtedness, cancel their contracts and impose liens, encumbrances and penalties as set forth in such documents. In addition, if the Purchaser's representation that it is an "accredited investor" is untrue, then the sale of the Shares may contravene state federal securities laws.

      3.4 CAPITAL STOCK AND RELATED MANNERS. The Corporation does have the Options (covering 318,500 shares) outstanding, as set forth in the Disclosure Documents; other than this, no options exist at Time of Closing, or have been committed to be issued after the Time of Closing. Neither any of the Seller's nor the Corporation are parties to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Corporation's shares, except as guarantors of the Corporation's obligations to HSBC, the Sellers are restricted in their ability to consummate the Transaction without the approval of HSBC.

      3.5   SUBSIDIARIES.  No exceptions.

      3.6 FINANCIAL STATEMENTS. The Financial Statements will not include the financial statements as of the Time of Closing, since these must be prepared after the Time of Closing. Accordingly, there can be no guarantee as to when these will be finalized, especially since Purchaser will participate in the preparation of same.

      3.7 LIABILITIES. Exhibit "B" to this Agreement contains a true and complete schedule of all material and obligations of Corporation, except for liabilities (i) referred to in the Disclosure Documents already disclosed to Purchaser, which latter liabilities are only referred to by mentioning the contracts containing such liabilities; (ii) referred to elsewhere in this Schedule and the other Exhibits to the Agreement; (iii) arising out of the normal course of business of the Corporation on an ongoing basis such as the ordering of materials, inventories and supplies and the like; and (iv) liabilities to be disclosed on the financial statements to be prepared after the Time of Closing. Other than as limited by the foregoing, Corporation has no material debts, liabilities, guarantees or obligations of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, that are not set forth in Exhibit "B". Exhibit "B" shall be updated as of the Time of Closing and thereafter, including a schedule of all accounts payable.

      3.8 ABSCENCE OF CHANGES. Material changes since September 30, 1997 other than as already disclosed to Purchaser are as follows:

      (a) the transactions comprising and relating to the Transaction and the dealings with Purchaser leading up to the signing of the letter of intent and the Agreement;

      (b) no change in accounting methods or practices (including, without limitation, a change in depreciation or amortization policies or rates) by Corporation, except for the lease of certain computer items sold to the lessor by the Corporation;

      (c) no revaluation by Corporation of any of the Corporate Assets, except for revaluation of Inventory according to net realizable value;

      (d) no declaration, setting aside, or payment of a dividend or other distribution in respect to the Shares or any direct or indirect redemption, purchase or other acquisition by Corporation of any of the Shares, other than the Options;

      (e) there have been increases in the salary or other compensation payable by Corporation to certain of its employees as follows: (i) members of the Baker's Union are scheduled for a $0.30 per hour pay raise effective in July of 1998; (ii) pay raises of 5% for reviews done on or before February of

                                    39
1998 have been authorized for Josef A. Niedermayr, John A. Johnson, Gary L. Anderson, Kenneth Koehler, and Augustine Maysa (7%); the Corporation has also given raises to other non-Seller employees and has hired new employees in the normal cause of business; (iii) there have been declarations of the following bonuses: bonus plan for employees who remained with the Corporation after the asset purchase from Borden in the amount of $750.00 per employee payable August 18, 1998, provided all such employees remain with the Corporation until that time; and bonuses for employees of the Corporation hired subsequent to purchase of Borden assets in the amount of $500 per employee, payable upon anniversary of all subsequent hires who remain employees the full year; and
(iv) the Corporation's Board of Directors has authorized the redemption of the Options for a redemption price of $1.00 for each share of Corporation's stock subject to the Options. Other than the foregoing, there is no plan calling for the increase in payment to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by Corporation of a bonus or other additional salary or compensation to such person; or the adoption of any plan intended to provide a financial benefit to the Corporation's officers, directors or employees, except as to as disclosed in writing to the Purchaser prior to the date hereof.

      (f) no sale or transfer of any assets by Corporation, except in the ordinary course of business, except (b) above;

      (g) no amendment or termination of any Contract, which Corporation is a party. Except in the ordinary course of business, except that the Corporation's Warehouse Agreement with Borden amended to become a pallet storage agreement;

      (h) On or about August 22, 1997, the Corporation loaned Bill Lamb the amount of $10,000, which amount has been repaid in full. The Corporation also loaned Deb Maron the amount of $2,000, which amount has been repaid in full. And the Corporation loaned Ron Odensee the amount of $2,000, which amount has been repaid in full.

      (i) no mortgage, pledge or other encumbrance of any of the Corporate Assets, except to the extent that a mortgage, pledge or encumbrance to either HSBC or ADM took place or was filed after such date;

      (j) on or about February 1, 1998, the Corporation received notice that one of its customers, Bruno's, Inc., filed for reorganization under Chapter 11 of the Bankruptcy laws. To date, Bruno's owes the Corporation the amount of approximately $70,000. The Corporation cannot now determine how much of said receivable will be paid or when; and

      (k) as shown in the Disclosure Documents, the Corporation has issued the options to certain of its employees and consultants. The Corporation is in the process of redeeming said options, as has been disclosed to the Purchaser, which redemption process will be begun immediately after closing.

      3.9 REAL ESTATE. Exhibit "C" to this Agreement contains the legal description of the Real Estate which was used in connection with the Corporation's purchase of same from Borden on August 18, 1997, and was prepared by Lawyer's Title Insurance Corporation. The Title Documents show that this legal description was certified to by Lawyer's Title Insurance Company. Although neither Corporation nor Sellers warrant the legal accuracy or completeness of such legal description, and relies totally on Lawyer's Title, neither Corporation nor Sellers have any reason to believe this legal description is inaccurate except as may be disclosed in the Title Documents. The survey indicates the position of all buildings, fixtures and other improvements located on the Real Estate. The zoning of the Real Estate permits the presently existing improvements and a continuation of the business presently being conducted on the Real Estate, subject to any zoning variances set forth in the title documents.


                                    40
      3.10 INVENTORY. All Inventory listed is saleable and in good condition, with the exception of certain Non-Folic Acid packaging which needs to be used up by July of 1998 unless another extension is given by authorities, and except for items noted on the inventory to be taken by Purchaser and Corporation on the weekend of February 21, 1998

      3.11 ACCOUNTS RECEIVABLE. The Accounts Receivable constitute all of the customer obligations of the Corporation as of the time of closing and all arose from valid sales in the ordinary course of business, subject to any obligations which Bruno's may be relieved by virtue of the Bankruptcy laws.

      3.12 EQUIPMENT AND FIXTURES. Exhibit "D" to this Agreement is the description of Equipment and Fixtures of the corporation purchased from Borden on August 18, 1997, as generated by Borden's computer programs at the time, together with other lists referring to other equipment and fixtures owned by the Corporation. Neither the corporation not the Sellers have reason to believe said lists are inaccurate or incomplete in any respect.

      3.13 SPARE PARTS INVENTORY. Exhibit "E" to this Agreement is the description of Spare Parts Inventory of the Corporation purchased from Borden on August 18, 1997, as generated by Borden's computer programs at the time, together with other lists referring to other equipment and fixtures owned by the Corporation. Neither the corporation nor the Sellers warrant or that these lists are complete or accurate. Neither the Corporation nor the Sellers have reason to believe said lists are inaccurate in any respect.

      3.14 GENERAL INTANGIBLES AND INTELLECTUAL PROPERTY. To the best of the knowledge and belied of Corporation and Sellers, the property listed on Exhibit "F" is free and clear of liens, charges, claims and restrictions. To the best of the knowledge and belied of Corporation and Sellers, the Corporation has not infringed upon nor is it infringing upon any patent, trademark, service mark, trade name, copyright or other intellectual property of any third party, though the Corporation is aware that there is another pasta company allegedly called "Primo Pasta Company" or such similar name.

      3.15 CONDITION OF PROPERTY. The warranties in this section are made solely on information and belief of Sellers and Corporation, neither being aware of any facts that would make the statements herein misleading. This property was purchased "as is" from Borden, and Purchaser has had ample opportunity to investigate and assess same. Purchaser has been made aware of items that may need repair in the ordinary course of business, such as patching or replacing asbestos tiles, tanks and leaks in the roof over the packaging floor. While Sellers and Corporation believe the properties listed in Exhibits "C", "D", and "E" generally constitute all of the items necessary for the operation of the business of the Corporation in the manner operated as of the date hereof, no warranty can be made that such items will be everything necessary to conduct the business of the Corporation in the hands of the Purchaser, since Purchaser has not disclosed its intentions as to any changes in the business of the Corporation.

      3.16 TITLE AND RELATED MATTERS. The Corporation has good and marketable title to all of its corporate Assets, free and clear of all security interest, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except the mortgages and liens granted to HSBC pursuant to the HSBC Loan Documents and to ADM pursuant to the ADM contracts, and except for any title defects shown on the title Documents. All buildings, plants and structures owned by the corporation lie wholly within the boundaries of the real property owned by the Corporation and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, except such encroachments shown on the Title Documents.

      3.17 LITIGATION. Currently, the only matters affecting the Corporation is (i) a title registration proceeding being undertaken by Borden to register title to one of the parcels of the Corporation's real estate, which proceeding

                                    41
is being paid for and under the direction of Borden pursuant to the Asset Purchase Documents; and (ii) Company is a creditor in the bankruptcy proceeding involving Bruno's.

      3.18 HSBC LOAN DOCUMENTS. The Corporation is not in compliance with all terms and covenants of the HSBC Loan Documents. As already disclosed to the Purchaser, the Corporation needs to comply with certain provisions regarding Environmental Liabilities as set forth in the HSBC Loan Documents and the Environmental Reports, and the consummation of the Transaction will cause the Corporation to be in breach of certain other covenants contained therein.

      3.19 TAX MATTERS. The Corporation cannot determine whether the charges, accruals and reserves with respect to taxes of the Corporation are adequate (as determined in accordance with GAAP) or are at least equal to the Corporation's liability for taxes, until the returns therefor have been filed. However, the Corporation currently knows of no facts or circumstances which would tend to make inadequate such reserves and accruals as have been made to date.

      3.20 COMPLIANCE WITH LEGAL REQUIREMENTS. As set forth in the Schedule 1, the Corporation is not in compliance with certain legal requirements, including but not limited to Environmental law, Occupational Safety and Health Law and contractual requirements; other than as set forth herein, neither Corporation nor Sellers are aware of any material non-compliance with any legal Requirements.

      3.21 CUSTOMERS. Neither corporation nor Sellers have any information, or are aware of any facts indicating that any of Corporation's customers intend to cease doing business with Corporation, or materially alter the amount of business that they are presently doing with Corporation. Purchaser acknowledges and is aware that Corporation has not contracts with customers providing for any set purchases (other than purchases Borden may have committed to under its Contract Packaging Agreement) and that such customers may elect to increase or decrease orders from time to time, or cease doing business completely with Corporation, without notice to Corporation.

      3.22  INSURANCE.  No Exceptions.

      3.23 EMPLOYEES AND LABOR RELATIONS MATTERS. Exhibit "H" to this Agreement is a correct and accurate list of the following, other than matters already disclosed to Purchaser, and other than that the Corporation has not formally adopted severance guidelines, but had anticipated adopting one based on Borden severance policies, which were disclosed to Purchaser.

      3.24 ADM CONTRACT. Neither the Corporation nor Sellers make any warranties or representations regarding the lawfulness of terminating any contracts with ADM, as the documents speak for themselves. If such contracts are terminated while any liabilities to ADM remain outstanding and while the Corporation still performs contract packaging for ADM (the Corporation contracts for the packaging of ADM's Gooch brand pasta), or if the Corporation fails to continue to purchase semolina from ADM while the contracts remain in force, the Corporation expects significant liabilities.

      3.25  FULL DISCLOSURE.  No exceptions.

      3.26  POWER OF ATTORNEY.  No exceptions

      3.27 CONTRACTS. Exhibit "I" contains a complete and accurate list of each material Contract to which the Corporation is a party, other than any contracts which are disclosed elsewhere in the Schedule or on other Schedules and Exhibits to the Agreement. Except as otherwise set forth in Exhibit "I" or elsewhere in this Schedule and said Exhibits and the Agreement, the Corporation's best knowledge, does there exist any event that, with notice or

                                    42
the passage of time or both, would constitute a material default or event of default by the Corporation under any Contract.

      3.28 ERISA AND RELATED MATTER. The Corporation does currently maintain an employee bonus plan for employees who stayed with the Corporation after its purchase of the Corporate Assets from Borden. Under this plan, the Corporation has already paid said employees $250 each on signing. The Corporation owes each of said employees (who stay on as employees through August of 1998) an additional amount of $750 each, payable at the end of the first year of employment. In addition, the Corporation maintains an incentive bonus plan whereby it has agreed to pay $500 each employee who started working with the Corporation after the Borden purchase. The Corporation also plans to redeem all Options (though this cannot be quaranteed) outstanding or to provide for such redemption. The Corporation has agreed to quarantee certain liabilities of Borden to Phil Dorholt pursuant to a letter dated October 30, 1997. Pursuant to a letter agreement dated December 30, 1997, the Corporation has agreed to continue to pay rent for an office in Tennessee occupied by Robert Cantrell on behalf of the Corporation; the lease runs through April of 1998 and rent is $480.00 per month.

The Corporation may in fact have incentive bonus, stock option and unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs and/or other fringe benefit arrangements for its employees, consultants or agents of the Corporation (as already disclosed to Purchaser), whether pursuant to contract, arrangement, custom or informal understanding, which may not constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which the corporation may have any ongoing liability after Closing, and neither Corporation nor Sellers may any representations or warranties to the contrary.

The corporation does maintain and has in fact contributed to a Multi-employer Plan as defined by Section 3(37) of ERISA, which plan is the Teamster's Central States Pension Plan. The corporation makes no warranties regarding whether or not it does currently maintain any employee pension Benefit plan subject to Title IV or ERISA, but directs Purchaser's attention to the contracts disclosed on Exhibit "J".

There have been (i) no "prohibited transactions" (as directed in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by the corporation as to which the corporation has been a party; and (ii) as to any employee pension benefit plan listed on Exhibit "J" and subject to Title IV or ERISA, there have been no reportable events (as such terms is defined in Section 4043 of ERISA).

The Purchaser has received or had the opportunity to review and examine all material documents embodying any plans intended for the benefit of the Corporation's employees, including all trust agreements, annuity contracts, insurance policies, funding agreements, annual reports or reviews and all other material documentation with regard to any such plan or arrangement, and agrees to make its own determination as to the impact and consequences of same on Corporation or its business. To the best of Corporation's and Seller's knowledge (i) all benefits, expenses and other amounts due and payable under or with respect to any plan or arrangement intended for the benefit of the Corporation's employees have been paid or made or accrued; and (ii) the Corporation's financial statements accurately reflect the maximum liability of the Corporation under or related to any such plan or arrangement.

      3.29 OPERATING RIGHTS. The Corporation does not have the requisite Licenses with respect to certain Environmental, Health and Safety Laws, as set forth elsewhere herein.

      3.30 TRANSACTIONS AND AFFILIATES. Tim Becker, the Chief Financial Officer of the Corporation, is a consultant of the Corporation and not an

                                    43
employee. Mr. Becker is the recipient of options to purchase up to 10,000 shares of the Corporation's common stock, which options the Corporation intends to redeem in the same manner as the other options. Kenneth Zigrino, one of the Sellers, is legal counsel to the Corporation and receives compensation for legal services rendered on an hourly basis, but is not an employee of the Corporation.

      3.31  BOOKS AND RECORDS.  No exceptions.

      3.32 ENVIROMENTAL MATTERS. As disclosed to Purchaser in the HSBC Loan Documents and the Environmental Reports and the Agreement and its Schedules and Exhibits, the corporation is not in compliance with certain Legal Requirements regarding the Environmental Laws and Occupational Safety and health Laws and may have certain Environmental, health and Safety Liabilities in connection therewith

      3.33  WARRANTIES AT CLOSING.  No exceptions.



B.    EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.9 is qualified as follows:

      (a) The transferability and marketability of the Preferred Stock is limited by all applicable state and federal securities laws;

      (b) General business conditions and the competitive environment will affect the Purchaser's business, and Purchaser does not know how such matters may affect the value of the Preferred Stock in the future;

      (c) The Purchaser may engage in any equity securities offering in the future. Purchaser does not know when or is such an offering will occur or any of the terms of such offering. The Purchaser does not know how such an offering may affect the value of the Preferred Stock and makes no warranty thereto. Purchaser is unencumbered by any duty to the Sellers in connection with such offering and is free to establish the offering price in its business judgement, except as respecting the limitations set forth in the Agreement.



























                                    44

                                  SCHEDULE 2


      REGISTRATION RIGHTS. If, as long as Preferred Stock is held by Sellers, the Company shall propose to file any Registration Statement (other than any registration on Forms S-4, S-8, or any other similarly inappropriate form) under the Securities Act of 1933, as amended (the "Act"), covering a public offering of the Company's shares of Equity Stock or Preferred Stock, or if it qualifies for a public distribution of either of the same under Section 3(b) of the Act, it will notify the holders of Preferred Stock at least thirty (30) days prior to each such filing or qualification and will include in the Registration Statement or cover by qualification (to the extent permitted by applicable regulation), the Preferred Stock purchased by the holder or the Equity Stock purchasable by the holder upon the conversion of the Preferred Stock, to the extent requested by a majority of the Preferred Stock issued in connection with the Transaction. Notwithstanding the foregoing, the number of shares of the holders of the Preferred Stock proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the reasonable request of the Company or the managing underwriter of such offering, if any.

      All expenses of any such registrations referred to in this Schedule 2, except the fees of special counsel or accountants to such holders and underwriting commissions or discounts and any transfer or other taxes applicable to such Preferred Stock or Equity Stock, shall be borne by the Company (which expenses of the Company shall include all registration, filing, and NASD fees, Nasdaq fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal expenses, blue sky fees and disbursements, and, if the offering is underwritten and the Company is required to do so, fees and disbursements of counsel for the underwriter of such securities). The Company will mail to each record holder, at the last known post office address, written notice of any exercise of the rights granted under this Schedule 2, by certified or registered mail, return receipt requested, and each holder shall have twenty (20) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such holder wishes to join in such exercise. The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain, at its expense, the effectiveness of any Registration Statement or the Offering Statement filed by the Company, whether or not at the request of the holder hereof, for a time sufficient to allow for the disposition of the Preferred Stock or Equity Stock, but not to exceed one hundred eighty (180) days, following the effective date thereof.

      In the case of the filing of any Registration Statement, and to the extent permissible under the Act, and controlling precedent thereunder, the Company and the holders of the Preferred Stock shall provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each. The holders of the Preferred Stock agree to cooperate with the Company in the preparation and filing of any such Registration Statement or Offering Statement, and in the furnishing or information concerning the holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution. Preferred Stock and any Equity Stock into which such Preferred Stock may be converted shall cease to be entitled to the registration rights set forth in this Schedule 2 when they (i) shall have been disposed of pursuant to an effective registration statement under the Act or (ii) they shall have been distributed to the public pursuant to Rule 144 promulgated under the Act.





                                    45

                                  EXHIBIT A

                     SERIES D PREFERRED STOCK CERTIFICATE

This exhibit shows the face of the Series D Preferred Stock of Dakota Growers Pasta Company (Non-voting, Noncumulative, 50,000 Shares Authorized, $100.00 Par Value). The back of the certificate outlines the Statement of Series D Preferred Share Rights as follows:

                 STATEMENT OF SERIES D PREFERRED SHARE RIGHTS

The Series D Preferred Shares were originally issued to certain individuals pursuant to a Stock Purchase Agreement, dated February 20, 1998, (the "Stock Purchase Agreement"), between said individuals and the Cooperative. The following represents a summary of the material rights, preferences and limitations of the Series D Preferred Shares. The above referenced Stock Purchase Agreement should be referred to for a full discussion of the attributes of the Series D Preferred Shares. In the event any of the rights, preferences, terms or conditions set forth herein conflict with those set forth in the Stock Purchase Agreement, those set forth in the Stock Purchase Agreement control.

1. VOTING. All Series D Preferred Shares issued by the Cooperative are non-voting shares.

2. CONVERSION RIGHTS. Each share of Series D Preferred Stock is convertible into ten (10) shares of Equity Stock. If the Cooperative increases or decreases the number of shares of its Equity Stock outstanding without the payment of consideration by or to the members (e.g., by stock split, stock dividend, or other similar action or reverse stock split or other share combination), the conversion ratio shall be proportionately adjusted. The Series D Preferred Stock carries no preemptive rights.

3. DIVIDENDS. The holders of record of the Series D Preferred Shares shall be entitled to receive out of earnings legally available, cash dividends at the rate of $6.00 per share, per annum, computed from the issue date. Dividends on the Series D Preferred Shares shall not accumulate, provided that such dividends shall be declared and paid to the extent of earnings prior to any payment of patronage dividends or other dividends or distributions (other that redemption of unit retains) on the Equity Stock of the Cooperative or payment of dividends on the Series B Preferred Stock.

4. REDEMPTION. The Series D Preferred Shares may not be redeemed by the Cooperative.

5. LIQUIDATION. In the event of liquidation or dissolution of the Cooperative, the holders of the Series D Preferred Shares shall be entitled to receive out of the assets of the Cooperative the amount of the $100.00 par value per share, plus any unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any liquidation distribution upon the Equity Stock or Membership Stock of the Cooperative.

6.  TRANSFER.  The Series D Preferred Shares represented by the within
Certificate:

      a. Were acquired in a transaction intended to be exempt from registration under the Federal and State Securities Laws under an investment representation made by the purchaser to the issuer. The Series D Preferred Shares may not be sold, transferred, pledged or hypothecated except pursuant to an effective registration statement under the Federal and State Securities Laws, or except in a transaction which, in the opinion of counsel for the Seller, is exempt from registration; and,

      b.    May be transferred in resales or other transfers that qualify for

                                    46
exemption for securities registration under state and federal law, subject to approval by the Cooperative's Board of Directors as further described in the Stock Purchase Agreement.

The holder of the Series D Preferred Shares shall, in connection with a transfer of said Shares, provide to any purchaser the applicable portions of the Stock Purchase Agreement which more fully describes the attributes of the Series D Preferred Shares.

























































                                    47
                               EXHIBIT B

                       LIABILITIES OF CORPORATION


The following lists the liabilities and obligations of the Corporation, both liquidated and contingent. These liabilities are supplemented by the liabilities shown on the Corporation's balance sheets and other financial information, which will be updated after the Time of Closing with the assistance of Purchaser. Capitalized terms have the same meaning as used in the Stock Purchase Agreement.

CONTRACTS

Liabilities to HSBC relating to HSBC Loan and HSBC Loan Documents.

Liabilities to ADM relating to ADM Loan and ADM Contracts (including without limitation the Subordination Agreement, Promissory Note and Security Agreement and semolina purchase agreement.

Liabilities to Borden relating to Asset Purchase Documents.

Liabilities to employees and contractors relating to the Options.

Liabilities to E. Philip Dorholt for reimbursements relating to the Letter Agreement dated October 30, 1997.

Liabilities to Robert Cantrell for rents relating to the Letter Agreement dated December 30, 1997 (runs through April of 1998 at $480.00 per month).

Liabilities to employees relating to incentive bonuses, ERISA and other similar benefit plans (see, e.g., Exhibit H to Agreement).

Liabilities for defects in title as set forth in the Title Documents (see Exhibit C to Agreement).

Tax liabilities for current fiscal year, which are unknown and will be determined in the financial statement as of the Time of Closing.

Liabilities to State of Minnesota and others for Environmental, Health and Safety Liabilities relating to matters set forth in the Environmental Reports.

Liabilities disclosed on Schedule 1 and the Exhibits to the Agreement.

Liabilities to brokers for contracts relating to sales and marketing of pasta (see Exhibit I to Agreement).

LEASES

'95 Volvo Tractor. Terms: 36 months beginning Dec 1, 1997, $1,525 per month plus $.09 per mile over 16,000 annually. Lessor: Koch National Lease.

Mailing system.  Terms:  51 months beginning 11/21/97, $373.10 per quarter.
Lessor:  Pitney Bowes Credit Corporation.

Fax Machine.  Terms:  36 months beginning 1/29/98, $37.00 per month.  Lessor:
Pitney Bowers Credit Corporation.

VAX I & Support: Services are $12,179 per month to reSource Partners, Inc., cancelable with 90 day notice. Automatic six month renewal occurs on anniversary unless otherwise notified. Note: Anniversary date is not specified and the signatures are not dated. The only date in the document is July 29, 1997.


                                    48
OTHER LIABILITIES

Salary increases: Baker's Union workers will be getting an increase of $0.30 per hour on July 1, 1998.

Coopers & Lybrand tax work.  Estimate $6,200.00

Non-Folic Acid packaging: Six month extension has been granted, and none is expected to remain after six months. If not managed correctly, this could become a liability of the Corporation.

Lurie, Besikoff, Lapidus stock valuation, estimated $15,000 (retainer already paid).

Remove & replace flooring in lunchroom & two locker rooms and insulation repair at 4th St. (estimated $10,000)

4th St. Fuel tank lining to December 1998 MPCA standards (estimated $7,500)

4th St. Spill containment, level alarm, tank monitor & probe (12/98
MPCA)(estimated $8,800).

New Hope fuel tank upgrade, spill containment, Shut-Off Monitor (12/98
MPCA)(estimated $10,800)

Liabilities recorded on Corporation's books as of February 22, 1998, prepared in accordance with GAAP, as attached hereto.

Pending lease of computer equipment with Matrix Funding Corporation.


NOTE: Financial statements reflecting liabilities referenced to above will be filed upon completion within the extension period allowable.
































                                    48
                               EXHIBIT C

                       REAL ESTATE OF CORPORATION



Parcel 1:
Lot 1, Block 1, Creamette Addition, according to the recorded plat thereof, Hennepin County, Minnesota

Parcel 2:
All of Lots 1 to 5, inclusive, Block 16, Bradford and Lewis' Addition to Minneapolis except the following portions of said lots: The rear 11 feet of said Lots 1, 2, 3 and of the Southeasterly 35.22 feet of said Lot 4 and the rear 12 feet of said Lot 5 and of the Northwesterly 15 feet of said Lot 4.

Also all that part of Lot 6, Block 16, Bradford and Lewis' Addition to Minneapolis lying Southeasterly of a line drawn from a point in the Southwesterly line of said Lot, 299.99 feet Northwesterly, measured along said line from the most Southerly corner of said Block to a point in the Southwesterly line of the Northeasterly 12 feet of said lot a a point 299.99 feet Northwesterly from the Southeasterly line of Block 16, Bradford and Lewis' Addition to Minneapolis as measured along an extension of said Southwesterly line of the Northeasterly 12 feet of said Lot 6, according to the plat thereof on file or of record in the office of the Registrar of Deeds in and for said County.

Parcel 3:
Lot 1, Block 2, Winnetka Industrial Park, EXCEPT that part of said Lot 1, lying West of a line described as being 650 feet East and parallel to the West line of the Northwest 1/4 of Section 20, Township 118, Range 21, from the Northwest corner thereof, and EXCEPT that part of Lot 1, Block 2, Winnetka Industrial Park, according to the plat thereof on file and of record in the office of the County Recorder, Hennepin County, Minnesota described as follows: Beginning at the Northeast corner of said Lot 1; thence Westerly along the North line of said Lot 1, 654.08 feet to the Westerly line of said Lot 1; thence Southerly along the Westerly line of said Lot 1 and its Southerly extension, 672.50 feet; thence Easterly, parallel with the North line of said Lot 1, 653.61 feet to the Easterly line of said Lot 1; thence Northerly along the Easterly line of said Lot 1 to the point of beginning, according to the recorded plat thereof, Hennepin County, Minnesota.
























                                    49
                                EXHIBIT D

                  EQUIPMENT AND FIXTURES OF CORPORATION



This Exhibit consists of 14 pages detailing the individual components of equipment and fixtures which are voluminous in nature, the detail of which is not material to the transaction and not included in the filing.

The major components are three (3) long goods and three (3) short goods lines at the New Hope facility and two (2) long goods and two (2) short goods lines at the Minneapolis facility, along with the related flour handling and packaging equipment.



















































                                    50
                               EXHIBIT E

                  SPARE PARTS INVENTORY OF CORPORATION


This Exhibit consists of 138 pages detailing the individual components of spare parts inventory which are voluminous in nature, the detail of which is not material to the transaction and not included in the filing.

























































                        51
                   EXHIBIT F

      GENERAL INTANGIBLES AND INTELLECTUAL PROPERTY OF CORPORATION


Name and trademark:  "Primo Piatto"

Copyright:  Primo Piatto logo and artwork, brochures and promotional materials

Miscellaneous other trademarks and copyrights, if any, associated with above

All of the foregoing previously disclosed to Purchaser





















































                                    52
                               EXHIBIT G

                      LISTING OF INSURANCE POLICIES



            Property                                  G-1

            Boiler & Machinery                        G-2

            Crime                                     G-3

            General Liability                         G-4

            Automobile                                G-5

            Uninsured/Underinsured Motorist           G-6

            Umbrella                                  G-7

            Workers' Compensation                     G-8

            Directors & Officers                      G-9

            Title                                     G-10








































                                    53
                               EXHIBIT H

          EMPLOYEES AND LABOR RELATIONS MATTERS OF CORPORATION


1.    401(K)

            Minnesota Mutual 401(k) Plan Document

2.    Pension

            Central States Pension Document
            Borden Pension Booklet
            Cap Account Plan

3.    Healthcare

            Blue Cross/Blue Shield Summary Booklets

4.    Dental

            Canada Life Booklets

5.    Long/Short Term Disability

            Summary Plan Descriptions
            Salary Continuation Plan

6.    Flexible Spending

            Summary Plan Description

7.    Attendance Policy

            Union Attendance Policy

8.    Vacation Policy

            Union Vacation Policy (in contracts)
            Salaried Vacation Policy

9.  Life Insurance

            Union Life Insurance Policy (in contracts)
            Salaried Life Policy

10.  Supplemental Life Insurance

            Summary Plan Description Booklets

11.  Stock Option Plan

12.  Severance Pay Agreements - Salaried

            Pay Agreement (generic)
            Severance calculation guide (see Schedule 1)

ALL OF THE ABOVE HAVE BEEN RECEIVED BY PURCHASER







                                    55
                               EXHIBIT I

                        CONTRACTS OF CORPORATION



This Exhibit I contains a complete and accurate list of each material contract to which the Corporation is a party, except as may be disclosed elsewhere in the Agreement or the Schedules or Exhibits thereto.

See attached for listing of Asset Purchase Documents, HSBC Loan Documents and ADM Contracts, Brokerage Agreements and Employee Benefit Agreements.

Purchaser acknowledges receipt of the Appraisals, Environmental Reports, Title Documents and Due Diligence Documents (which include copies of the Options, the Corporation's 1997 Guarantor option plan and agreements, as well as corporate records such as subscription agreements and the like).

Employment-related contracts and commitments, and pension and other benefit contracts are listed on Exhibit H.

Schedule 1 contains certain other commitments and contracts of Corporation.

Contractor agreement (verbal) with Tim Becker, Corporation's CFO.

Retainer agreement with Lurie, Besikoff and Lapidus, for accounting services.

Retainer agreement with Kenneth D. Zigrino, for legal services.

Contractor agreement (verbal) with Coopers & Lybrand for accounting services.

Contractor agreement (verbal) with Bechamp Software.

Leases, as shown on Exhibit B and Schedule 1.

Contractor agreements (provided to Purchaser) for brokerage services.

Contracts with E. Philip Dorholt and Bobby Cantrell as disclosed on Exhibit B and Schedule 1.


























                                    55
                               EXHIBIT J

                  ERISA EMPLOYEE PLANS OF CORPORATION



See Exhibit H



























































                                    56
Exhibit 10.1
                                                     Date Approved 2/13/98


                         ST. PAUL BANK FOR COOPERATIVES

                                 Loan Agreement

Borrower:                                           Application No. S-26918

DAKOTA GROWERS PASTA COMPANY
CARRINGTON, NORTH DAKOTA

     New Loan                            Present Loans
$29,000,000.00 - Term Loan
                                    $11,000,000.00 - Seasonal
                                     18,409,007.58 - Term Loan
                                     18,000,000.00 - Construction Term Loan
                                     -------------
                                    $47,409,007.58

           Total Loans
          ------------
        $11,000,000.00 - Seasonal Loan, Note No. 29180
         29,000,000.00 - Term Loan, Note No. 39180
         18,409,007.58 - Term Loan, Note No. 33061
         18,000,000.00 - Construction Term Loan & Commitment, Note No. 35061
         -------------
        $76,409,007.58 - Total

The St. Paul Bank for Cooperatives (the "Bank") and Borrower agree to the above loans (the "Loans") to the Borrower. The Borrower's present indebtedness to the Bank and/or commitments outstanding (entitled Present Loans in the above heading) are consolidated and are made subject to all the terms and conditions of this loan agreement.

I.    PURPOSE
      The proceeds of the Loans shall be used as follows:
      A.  The Seasonal Loan shall be used for general operating purposes.
      B. Term Loan, Note No. 39180, shall be used to assist the Borrower in the financing of the acquisition of Primo Piatto, Inc.
      C. The Term Loan, Note No. 33061, were used to finance the construction of the pasta plant.
      D. The Construction Term Loan, Note No. 35061, shall be used to finance the mill and pasta line expansion (the "Project").

II.   NOTES AND SECURITY
      Advances under this loan agreement, together with any existing indebtedness of the Borrower to the Bank, shall be evidenced by a promissory note or notes acceptable to the Bank, and shall be secured to the extent of all collateral presently held by the Bank, including but not limited to all real estate mortgages and security agreements; and by:

      A. A first security interest covering all personal property and fixtures, including but not limited to, all machinery and equipment, inventory, receivables, investment property, accounts, contract rights, chattel paper, documents and instruments, general intangibles and all proceeds of the above, now owned or hereafter acquired;

      B. A first real estate mortgage in the amount of $76,400,000 covering all property currently under mortgage to the Bank;



                                    58
      C. A guaranty agreement executed by Primo Piatto, Inc. (hereinafter called PPI), in form acceptable to the Bank under the terms of which PPI shall become a guarantor for the payment of the Borrower of $76,400,000 of its indebtedness to the Bank, secured by:

      1. A first security interest covering all PPI's personal property and fixtures, including but not limited to, all machinery and equipment, inventory, receivables, investment property, accounts, contract rights, chattel paper, documents and instruments, general intangibles and all proceeds of the above, now owned or hereafter acquired, and

      2. A first real estate mortgage in the amount of $29,000,000 covering PPI's property located in New Hope and Minneapolis, Minnesota.

III.  LIMITATION ON ADVANCES
      A. The total Seasonal Loan outstanding under this or any loan agreement between the Bank and the Borrower shall not exceed the amount shown in the above heading.
      B. Advances on the Seasonal Loan shall not exceed the sum of the following collateral values based on collateral reports to be submitted monthly (or more often at Borrower's discretion) in such form as required by the Bank:

          1. Eighty percent (80%) of accounts receivable acceptable to the Bank and not older than forty-five (45) days from the date of invoice.
          2. Sixty-five percent (65%) of the net market value (market value less selling expenses) of owned inventories of grain, semolina, flours, millfeeds, and finished pasta.
          3.  Fifty percent (50%) of supply inventories.

      C. Advances shall not be made on Term Loan, Note No. 39180, prior to the execution of the security interests, real estate mortgages and guaranty described in Section II, "NOTES AND SECURITY," of this loan agreement.
      D. Advances shall not be made on Term Loan, Note No. 39180, until the Bank has received a board resolution authorizing additional borrowing of $29,000,000.
      E. Construction progress reports shall be submitted to the Bank prior to each advance being made on the Construction Term Loan, Note No. 35061. Construction progress reports shall include:

          1.  A draw request;
          2.  Inspection reports; and
          3. Evidence that mechanic's and materialmen's lien waivers have been obtained for all work done on, and all materials supplied to, the Project which were paid for pursuant to the previous disbursement request.

IV.   INTEREST
      All outstanding balances hereunder shall bear a rate of interest as the Bank shall from time to time prescribe, provided, however, the fixed amounts shall bear such rates of interest as described in the statements (as defined in the "FIXED RATE SEASONAL ADVANCES AND MATURITIES" and "CUSTOMER MANAGED FIXED RATE TERM ADVANCES AND MATURITIES" sections of this loan agreement).

      Interest on the Loans shall be payable on the last day of each calendar quarter or as the Bank may specify.

V.    FIXED RATE SEASONAL ADVANCES AND MATURITIES
      In accordance with and subject to the Bank's Fixed Rate Seasonal Loan Program, and subject to the Bank's overall program funding limitations, it is agreed the interest rate may be fixed on any seasonal loan indebtedness (the "fixed amount") made under this loan agreement as follows:

      A.  The minimum fixed amount shall be $100,000.
      B.  Each fixed amount and each selected pricing maturity date will be

                                    59
treated as a separate indebtedness for interest rate designation and interest billing purposes.
      C. Fixed amount pricing maturities shall not be less than 15 days nor greater than 180 days from the day of advance to be based on the maturity selection of the Borrower, however, all fixed amounts shall have pricing maturities no later than September 30, 1998.
      D. The Borrower may receive same day interest rate quotes if a firm request is placed and accepted by the Bank before 12:01 p.m. (Central Time) on any business day. A firm request is one placed by telephone or in writing by an authorized representative of the Borrower.
      E. Fixed amounts shall be automatically converted to the variable rate seasonal loan at maturity.
      F. Fixed amounts cannot be repaid or repriced by the Borrower prior to their respective pricing maturity dates without being subject to prepayment penalties. Such penalties shall be determined according to a methodology specified by the Bank which preserves the Bank's yield on the fixed amount prepaid or repriced and which is based upon the difference between the Bank's cost of like funds to pricing maturity at the time of prepayment and the existing fixed rate on the fixed amount.
      G. Each fixed amount shall be summarized in the Daily Activity Statement (the "statement") to the Borrower. Each statement shall reference and confirm at least the following:

          1.  Note No. 29180.
          2.  The fixed amount and its Contract No.
          3.  The rate of interest.
          4.  The effective date.
          5.  The pricing maturity date.

      H. The Borrower agrees that the statement shall verify the understanding reached by the parties, and that the Borrower shall be bound by the statement without its signature; provided, however, if there is an error reflected in the statement, the Borrower shall notify the Bank of the error within five days after receipt of the statement and an appropriate correction will be made.
      I. If there is a question on the interest rate applicable to the fixed amount, the rate as established by the Bank for such amounts shall be controlling.

VI.   CUSTOMER MANAGED FIXED RATE TERM ADVANCES AND MATURITIES
      In accordance with and subject to the Bank's Customer Managed Fixed Rate Term Program and subject to the Bank's overall program funding limitations, it is agreed the interest rate may be fixed on any term loan indebtedness (the "fixed amount") under this loan agreement as follows:

      A.  The minimum fixed amount shall be $1,000,000.
      B. Each fixed amount and each selected pricing maturity date shall be treated as a separate indebtedness for interest rate designation and interest billing purposes.
      C. Fixed amount pricing maturities shall be for a minimum maturity of 60 days and a maximum of ten years.
      D. The Borrower shall have indebtedness under the variable rate term interest rate program or priced maturing fixed amounts against which to apply scheduled term loan payments as set forth in the "REPAYMENT" section of this loan agreement.
      E. The Borrower's selection of loan interest rate quotes and pricing maturities must be communicated to the Bank by 2:00 p.m. (Central Time) on the day prior to the fixed amount advance. If this selection deadline is not met, maturing fixed amounts shall automatically convert to the variable rate term loan.
      F. Fixed amounts cannot be repaid or repriced by the Borrower prior to their respective pricing maturity dates without being subject to prepayment penalties. Such penalties shall be determined according to a methodology specified by the Bank which preserves the Bank's yield on the fixed amount

                                    60
prepaid or repriced and which is based upon the difference between the Bank's cost of like funds to pricing maturity at the time of prepayment and the existing fixed rthe right of the Borrower to such reinstatement may be denied and cancelled at any time at the option of the Bank.

XIV.   DEFAULT PROVISION
       If the Borrower shall fail to pay when due any amount on any of the Loans under this loan agreement, or on any other indebtedness of the Borrower secured hereby, or fail to observe or perform any of the provisions or representations of this loan agreement, or of any security agreement or mortgage, or shall be subject to the jurisdiction of a bankruptcy court whether by a voluntary filing or involuntary action, the Borrower shall be in default. When the Borrower is in default, the Bank may declare by written notice to the Borrower that the Loans and other indebtedness are immediately due and payable. The Bank may then terminate its commitment to lend and cancel any reinstatement rights provided to the Borrower under this loan agreement, and proceed to enforce payment and exercise any or all of the rights afforded to the Bank by law or agreement. Upon demand, and as permitted by law, the Borrower shall reimburse the Bank for all attorneys' fees and costs incurred by the Bank in protecting or enforcing its rights or collateral, including reasonable attorneys' fees incurred by the Bank in a bankruptcy or receivership proceeding or in enforcing any judgment against the Borrower.

XV.    ACCEPTANCE
       This loan agreement is the full agreement under the terms and conditions of the Loans. It shall not be modified except in writing, and shall not become effective unless the Borrower shall, within 60 days from date, signify its acceptance of these terms and conditions by signing and returning a copy of this loan agreement to the Bank.

       BY DIRECTION of the loan committee this 13th day of February, 1998.

       ST. PAUL BANK FOR COOPERATIVES

       By /s/ Marvin L. Lindo
       Its Senior Vice President

       ACCEPTED AND AGREED TO:

       DAKOTA GROWERS PASTA COMPANY
       CARRINGTON, NORTH DAKOTA

       By /s/ Tim Dodd
       Its President
       Date  2/19/98




















                                    65

Exhibit 10.2

                            NONNEGOTIABLE NOTE OF
                        DAKOTA GROWERS PASTA COMPANY
                          CARRINGTON, NORTH DAKOTA

                               Note No. 39180

$29,000,000.00                                             February 13, 1998

     For value received, the undersigned ("Maker") promises to pay to the St. Paul Bank for Cooperatives ("Bank"), at its office in the City of St. Paul, Minnesota, the sum of Twenty-nine Million and no/100 Dollars ($29,000,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement of even date between the Maker and the Bank. The unpaid balance of this note, with accrued interest, and required equity purchases, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

     This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest and required equity purchases) as shown to be owing by the records of the Bank, or its successors or assigns.

     In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

     The maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

     If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest and required equity purchases.


                                              DAKOTA GROWERS PASTA COMPANY

                                              By /s/ Timothy J. Dodd
                                              Its President

                                              By /s/ Curtis R. Trulson
                                              Its Secretary



















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